UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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ZEBRA TECHNOLOGIES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZEBRA

CAPTURE YOUR EDGE

2019 Proxy Statement

MAY 16, 2019 | 10:30 a.m., Central Time

Dear

Stockholder

April 5, 2019

Please join us for the Zebra Technologies Corporation 2019 Annual Meeting of Stockholders. We will hold the meeting at 10:30 a.m., Central Time, on Thursday, May 16, 2019, at our headquarters at 3 Overlook Point, Lincolnshire, Illinois 60069.

At the annual meeting, stockholders will be asked to vote on each of the three proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the annual meeting and follow this letter.

We are pleased to take advantage of rules and regulations adopted by the Securities and Exchange Commission allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that the e-proxy process expedites stockholders’ receipt of proxy materials and reduce the costs and environmental impact of our Annual Meeting of Stockholders. On April 5, 2019, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018, as well as instructions regarding how to receive paper copies of these documents if you prefer.

Your vote on the matters to be considered at the annual meeting is important, regardless of the size of your holdings. Whether or not you plan to attend the meeting, we urge you to vote your shares as soon as possible via the Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided, or may request a proxy card to complete, sign, and date and return by mail. By voting in advance of the meeting, you can ensure your shares will be represented and voted at the meeting, and you will spare Zebra the expense of a follow-up mailing. Even if you vote before the meeting you may still attend the meeting and vote in person.

Sincerely,

Michael A. Smith	Anders Gustafsson
Chairman	Chief Executive Officer

Notice of
Annual Meeting
of Stockholders

Meeting Information

MAY 16, 2019

10:30 a.m., Central Time

Zebra Technologies Corporation
Three Overlook Point
Lincolnshire, Illinois 60069
(847) 634-6700

To the Stockholders of Zebra Technologies Corporation:

The Annual Meeting of Stockholders of Zebra Technologies Corporation will be held at 10:30 a.m., Central Time, on Thursday, May 16, 2019, at our headquarters at 3 Overlook Point, Lincolnshire, Illinois 60069, for the following purposes:

(1)	To elect the two Class II directors named in the proxy statement with terms to expire in 2022;
(2)	To hold an advisory vote to approve the compensation of our named executive officers;
(3)	To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2019; and
(4)	To conduct other business if properly presented.

The proxy statement more fully describes the proposals. Only holders of record of common stock at the close of business on March 22, 2019 are entitled to vote at the meeting.

Cristen Kogl

Corporate Secretary

Lincolnshire, Illinois

April 5, 2019

Review your proxy statement and vote in one of four ways:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
Visit www.proxyvote.com	Call 1-800-690-6903	Sign, date and return your proxy card in the enclosed envelope	Attend the annual meeting in Lincolnshire, IL See page 53 for instructions on how to attend

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 16, 2019

Our proxy statement and 2018 Annual Report to Stockholders are available at: https://materials.proxyvote.com/989207

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Table

of Contents

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Proxy Summary

Agenda and Voting Recommendations

Proposal 1  Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF FRANK B. MODRUSON AND MICHAEL A. SMITH TO SERVE AS CLASS II DIRECTORS OF ZEBRA.

The Board of Directors currently consists of eight directors. Seven of our directors are independent under NASDAQ listing requirements; the eighth director is Zebra’s CEO. Each of the nominees currently serves as a director of Zebra. The Board of Directors believes that the current nominees reflect an appropriate composition to effectively oversee and constructively challenge the performance of management in the execution of Zebra’s strategy.

For more information… page 13.

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships	Current Other Public Directorships
Class I Directors
Frank B. Modruson	59	2014	Former CIO, Accenture		AC	1
Michael A. Smith	64	1991	Chairman of the Board, Zebra Technologies Chairman and Chief Executive Officer, FireVision LLC		AC (chair), CC, NGC (chair)	0
Class II Directors
Anders Gustafsson	58	2007	Chief Executive Officer, Zebra Technologies		None	1
Andrew K. Ludwick	73	2008	Private Investor		AC	0
Janice Roberts	63	2013	Partner, Benhamou Global Ventures		CC	3
Class III Directors
Chirantan “CJ” Desai	48	2015	Chief Product Officer, ServiceNow		CC	0
Richard L. Keyser	76	2008	Retired Chairman Emeritus, W.W. Grainger, Inc.		CC (chair), NGC	0
Ross W. Manire	67	2003	Retired President and CEO, ExteNet Systems, Inc.		AC, NGC	1

AC = Audit Committee, CC = Compensation Committee and NGC = Nominating and Governance Committee

Board Composition Snapshot

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Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Compensation Program Highlights

Zebra is seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. For 2018, our Compensation Committee did not make any changes in Zebra’s executive compensation practices. At the 2018 annual meeting, Zebra’s say-on-pay vote received approval by 96.79% of the votes cast for Zebra’s say-on-pay vote at that meeting. For more information… CD&A on page 22.

2018 Elements of Compensation

Our executive officers are responsible for achieving long-term strategic goals, and their compensation is weighted toward rewarding long-term value creation for stockholders.

Our emphasis on creating long-term stockholder value is best illustrated in the following charts, which show that long-term incentive compensation accounts for the largest percentage of the Named Executive Officers’ overall target compensation for 2018. In addition, a majority of the Named Executive Officers’ compensation — consisting of target long-term and target short-term incentive compensation combined — is performance-based or “at risk.”

Proposal 3 Ratification of Appointment of Independent Auditors

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2019.

Zebra is seeking your advisory vote to ratify Ernst & Young LLP as Zebra’s Independent auditors, more information on page 48.

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Proxy Statement

We are providing you with these proxy materials in connection with the solicitation by Zebra’s Board of Directors of proxies for our 2019 Annual Meeting of Stockholders. We will hold the annual meeting at 10:30 a.m., Central Time, on Thursday, May 16, 2019, at our headquarters at 3 Overlook Point, Lincolnshire, Illinois 60069.

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing the proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and annual report to stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials was first mailed on or before April 5, 2019 to all stockholders of record as of March 22, 2019, the record date.

This proxy statement contains important information regarding our annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Zebra” or the “Company” refers to Zebra Technologies Corporation.

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Corporate Governance

Corporate Governance Policies

Zebra believes that strong corporate governance practices help create long-term value for our stockholders. Our key governance policies, listed below, provide the framework for our corporate governance and assist the Board in fulfilling its duty to stockholders. Our commitment to these policies is vital to ensuring Zebra is managed and monitored in a responsible and value-driven manner.

●	The Corporate Governance Guidelines address matters relating to the composition and operations of the Board of Directors
●	The Code of Business Conduct applies to directors, officers, and employees, and addresses matters such as conflicts of interest, confidentiality, and fair dealing
●	The Code of Ethics for Senior Financial Officers applies to our CEO, Chief Financial Officer, and Chief Accounting Officer, and addresses matters such as compliance with laws and regulations

The Board reviews (and if necessary, modifies) these policies periodically to ensure they reflect sound corporate governance policies and practices. The Corporate Governance Guidelines were amended in February 2019.

All of these documents are available on Zebra’s website at http://www.zebra.com under “About Zebra-Investor Relations-Governance-Governance Documents.”

Selecting Nominees for the Board

HOW WE FIND POTENTIAL DIRECTORS

The Nominating and Governance Committee of our Board of Directors is responsible for identifying individuals who are qualified to serve as directors and for recommending candidates. The Nominating and Governance Committee relies on several sources to identify potential directors, including referrals from current Board members and management, suggestions from stockholders, and individual self-nominations. From time to time, the Nominating and Governance Committee engages a search firm to identify prospective candidates for director.

Consideration of potential Board members typically involves a series of internal discussions, review of the candidates’ qualifications, and interviews with promising candidates. Candidates from all sources are evaluated in the same way and are subject to the same standards.

WHAT WE LOOK FOR IN POTENTIAL DIRECTORS

We believe that Board candidates must exhibit certain minimum characteristics: sound judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of board members and management. In addition, our Board members should be independent thinkers, articulate and intelligent, and be able to commit time and attention to Zebra’s business. The Nominating and Governance Committee’s charter sets forth other important criteria, including experience as a board member of another publicly-traded company; experience in industries, global businesses or with technologies relevant to Zebra; accounting or financial reporting experience; independence; and diversity of race, gender, nationality and ethnicity.

Each year the Nominating and Governance Committee reviews the performance of current directors whose terms will expire at the upcoming annual meeting of stockholders. When deciding whether to nominate an existing director for re-election, the Nominating and Governance Committee will confirm that the director meets the criteria described above, but also will consider matters such as whether the director:

●	represents stockholder interests in Board deliberations,
●	demonstrates loyalty to Zebra,
●	attends meetings regularly,
●	keeps abreast of corporate and industry changes,
●	prepares effectively for meetings with Board members and senior management,
●	communicates effectively at Board and committee meetings and with senior management,
●	supports the deliberative process as a team member (e.g., is courteous, respectful, and constructive),
●	challenges the Board and senior management to set and achieve goals, and
●	possesses special characteristics that contribute to effectiveness as a Board member.

Although the Board does not have a specific diversity policy, it considers diversity of race, ethnicity, gender, nationality, age, cultural background and professional experience in evaluating Board candidates and in nominating existing directors for re-election. The Board views diversity as an important factor because the Board believes that a variety of points of view contributes to a more effective decision-making process. When recommending Board candidates for election or re-election by stockholders, the Board and Nominating and Governance Committee focus on how

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the experience and skillset of each Board candidate complements those of fellow candidates and members of the Board to create a balanced Board with diverse viewpoints and deep expertise.

The Board does not endorse a mandatory retirement age, term limits, or automatic re-nomination to serve as a director. The Board believes that Board and committee self-evaluation processes are the most effective means of assisting it in determining whether a director should continue to serve in that capacity. The Board assesses its contribution as a whole and identifies areas in which improvements may be made.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ listing rules, a majority of our directors must be independent. Under NASDAQ listing rules, a director does not qualify as independent unless the Board affirmatively determines that the director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In February 2019, the Nominating and Governance Committee reviewed the independence of all Zebra directors and determined, and the Board formally approved, that each director, except Anders Gustafsson, our Chief Executive Officer, is independent under NASDAQ listing rules, and that no director other than Mr. Gustafsson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board may be led by an independent Chairman or the roles of Chairman and Chief Executive Officer may be combined. When the CEO also serves as Chairman, the Corporate Governance Guidelines provide that the independent directors must appoint an independent lead director.

Michael Smith has served as an independent director since 1991, and as our independent Chairman since 2007. In that capacity, Mr. Smith presides at all meetings of stockholders and of the Board, including executive sessions of the whole Board and of the independent directors. Mr. Smith’s other duties include advising the CEO of matters discussed in executive sessions when appropriate, and approving Board agenda items. We believe that separating the positions of Chairman and CEO allows our CEO to focus on the strategic, operational, and financial matters necessary to operate Zebra’s business. Mr. Smith provides independent leadership that reflects his experience with Zebra and the operation and history of the Board.

Executive Sessions

The Board and its committees regularly meet in executive session with and without the CEO.

Limitation on Service on Other Boards

The Corporate Governance Guidelines limit to four the number of other publicly traded for-profit boards on which a non-employee director may serve. Employee directors and executive officers, other than the CEO, may serve on the board of one for-profit entity other than Zebra, as approved by the Chairman. The CEO may serve on the board of of two publicly traded for-profit entities in addition to the Zebra board, as approved by the Nominating and Governance Committee.

Director Development

Directors are provided with continuing education, including business-specific learning opportunities through site visits and briefing sessions on topics that are relevant to Zebra. Directors are also encouraged to attend additional continuing education programs designed to enhance the performance of individual directors and the Board as a whole. Zebra reimburses the costs of continuing director education programs. For new directors, Zebra provides an orientation and on-boarding to familiarize them with the company, Zebra’s corporate governance practices, and the role and responsibility of a director and of the board of directors generally.

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Stock Ownership Guidelines

Zebra’s Stock Ownership Guidelines for executive officers and non-employee directors impose the following “multiple of pay” stock ownership requirements:

	Must hold the lesser of:
Covered Participant	Multiple of Pay		Number of Shares
Chief Executive Officer	5x annual base salary	or	100,000
Executive Vice President	4x annual base salary	or	30,000
Senior Vice President	3x annual base salary	or	20,000
Vice President	1x annual base salary	or	10,000
Non-Employee Directors	5x annual board cash retainer	or	10,000

Directors and covered executives have five years after becoming subject to the Stock Ownership Guidelines to satisfy the applicable threshold ownership level. Until that ownership requirement is attained, directors and covered executives must retain 50% of their after-tax shares acquired upon exercise or vesting of an equity award. The Stock Ownership Guidelines are available on our website at http://www.zebra.com under “About Zebra-Investor Relations-Governance-Governance Documents.”

In February 2019, the Compensation Committee reviewed compliance with the Stock Ownership Guidelines as of December 31, 2018, for all incumbent directors and executive officers. All of our non-employee directors satisfied the applicable stock ownership level. Except for Ms. Kogl, who was promoted to General Counsel in September 2018, and Mr. Williams, who joined Zebra as our Chief Supply Chain Officer in December 2018, each of Zebra’s executive officers satisfied the applicable stock ownership level.

Oversight of Risk Management

The goal of our risk-management program is to provide reasonable assurance that a controllable risk will not have a material or significant adverse effect on Zebra. As set forth in our Corporate Governance Guidelines, the Board is responsible for the oversight of risk management. This responsibility is discharged primarily through the Audit Committee.

The Audit Committee receives regular reports from internal audit and from a risk committee made up of management employees regarding the identification and management of risk in our businesses. The Audit Committee is also responsible for the oversight of risk specifically related to information technology. The Compensation Committee is responsible for the oversight of risk related to our compensation policies and practices.

The Audit Committee and the Compensation Committee report regularly to the Board regarding their oversight roles, and the Board regularly discusses significant risks facing Zebra. Management categorizes identified risks for more efficient analysis as follows:

●	market risks include economic environment, competitive landscape, and currency/foreign exchange rates;
●	strategic risks include succession planning, corporate governance, and strategic vision;
●	operational risks include distribution, logistics, sales, and information technology (e.g., cybersecurity and business continuity);
●	financial risks include tax, accounting, information technology, and liquidity; and
●	legal and compliance risks include international trade, anti-bribery, product compliance, international laws and regulations, and litigation.

Management assesses identified risks that may be controlled by looking at the potential impact on Zebra, the likelihood of occurrence, and Zebra’s level of risk exposure. Management cannot control market risks like general economic conditions, but these risks are evaluated against Zebra’s activities to manage our exposure.

Risks arising out of Zebra’s compensation policies and practices may, depending on the actions or behavior encouraged, be categorized as strategic, operational, financial, or legal and compliance risks. Management conducts an annual assessment of the risks arising out of Zebra’s compensation policies and practices. Management reviewed each significant element of compensation for the purpose of determining whether that element—including any related performance goals and targets—encourages identifiable risk-taking behavior and whether any identified risks could have a material adverse effect on Zebra. As part of this review, management considers whether our compensation plan is designed to mitigate or cap risk, including features such as compensation caps under the Zebra Incentive Plan. In February 2018, management reviewed base salaries, the 2018 Zebra Incentive Plan, and equity awards granted under the 2015 Long-Term Incentive Plan. Based on this review, management prepared a report and discussed with the Compensation Committee its determination that our policies and practices are not reasonably likely to have a material adverse effect on Zebra.

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Related-Party Transactions

Zebra’s Related Party Transactions Policy applies to any transaction, arrangement or relationship in which Zebra and any related person are parties. For this purpose, a “related person” is a director or executive officer, their immediate family members, entities in which a director, executive officer or immediate family member is a partner or has a 10% or greater beneficial interest, and beneficial owners of more than 5% of our common stock and their immediate family members.

Our General Counsel and Audit Committee administer the Related Party Transactions Policy. If the General Counsel determines that a proposed transaction is a related-party transaction and thus is subject to the policy, then the Chairman of the Audit Committee or the full Audit Committee will review the proposed transaction to determine if it should be approved. The Related Party Transactions Policy provides that all relevant available facts and circumstances should be considered, including: (i) the benefits to Zebra; (ii) the impact on a director’s independence in cases where the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the related person’s interest in the transaction; (v) the terms of the transaction; and (vi) the terms available to unrelated third parties or to employees generally.

At the end of each fiscal quarter, we conduct a related party survey that requires each director and executive officer to identify (a) all related parties, which includes family members and entities in which such director, executive officer or any family member has an ownership interest or for which such director, executive officer, or any family member serves as a director or officer, and (b) any transactions between Zebra and such related parties.

Compliance Reporting

Zebra maintains a compliance hotline and website to provide a confidential means for employees or other interested individuals to communicate concerns to management or the Board, including concerns regarding accounting, internal controls or audit matters, and compliance with laws, regulations, policies or the Code of Business Conduct. Our Chief Compliance Officer reports regularly to the Audit Committee on our Compliance and Ethics Program, including information about the communications received via the compliance hotline and website.

Communications with the Board

Any stockholder who would like to contact our Board may do so by writing to our Corporate Secretary at Three Overlook Point, Lincolnshire, Illinois 60069. Communications received in writing will be distributed to the appropriate members of the Board, depending on the content of the communication received.

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Proposal 1	Election of Directors

The Board of Directors currently consists of eight directors. Seven of our directors are independent under NASDAQ listing requirements; the eighth director is Zebra’s CEO. Each of the nominees currently serves as a director of Zebra.

Our Board of Directors is divided into three classes with staggered three-year terms. Every year we elect one class. We are asking stockholders to re-elect our two Class II directors, whose terms expire this year. If elected, Frank B. Modruson and Michael A. Smith will serve for a three-year term expiring at the 2022 annual meeting and until their successors are elected and qualified.

Both nominees have consented to stand for election and to serve if elected. However, if at the time of the annual meeting any nominee is unable or declines to serve, the individuals named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees recommended by the Board or vote to allow the vacancy to remain open until filled by the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF FRANK B. MODRUSON AND MICHAEL A. SMITH TO SERVE AS CLASS II DIRECTORS OF ZEBRA.

The following table sets forth information regarding the nominees for Class II Directors and the remaining directors.

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Nominees for Class II Director

FRANK B. MODRUSON	MICHAEL A. SMITH

Class II Director Independent Director since: 2014 Age: 59 Committees: Audit Committee	Chairman of the Board Class II Director Independent Director since: 1991 Age: 64 Committees: Audit (Chair), Compensation, and Nominating and Governance (Chair)

Mr. Modruson served from 2003 to 2014 as the Chief Information Officer at Accenture, a global leader in strategy, consulting, digital, technology, and operations. As CIO, he was responsible for the information technology strategy, applications and infrastructure supporting 281,000 employees. He also chaired Accenture’s Information Technology Steering Committee and was a member of the Accenture Operating Committee and Global Leadership Council. Prior to becoming CIO, Mr. Modruson held other roles at Accenture, including Partner, for 15 years.

Mr. Modruson currently serves on the Board of Directors of First Midwest Bancorp, Inc. He is also a volunteer firefighter, and serves on the Board of Directors of the Lyric Opera of Chicago. In 2010, Mr. Modruson was elected to CIO Magazine’s CIO Hall of Fame. In addition, InfoWorld has named him to its list of Top 25 CTOs, and ComputerWorld has named him one of its Premier 100 CTOs.

Mr. Modruson is particularly valuable on our Board because of his extensive experience transforming IT into an asset for Accenture. His expertise will be indispensable as Zebra looks to expand and move into new markets.

Mr. Smith has been Chairman of Zebra since 2007. He has substantial knowledge of Zebra and its industry, including prior service on the board of a public company in the automatic identification sector. Since 2000, he has served as Chairman and Chief Executive Officer of FireVision LLC, a private investment company he founded. Previously, Mr. Smith served in various senior investment banking and mergers & acquisitions roles at NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC, BancAmerica Robertson Stephens, BA Partners, and its predecessor entity, Continental Partners Group, and Bear Stearns.

Mr. Smith is a member of the Board of Directors of SRAM International Corp., a global designer, manufacturer and marketer of premium bicycle components. Mr. Smith is a Board Leadership Fellow of the National Association of Corporate Directors, having completed NACD’s comprehensive program of study for experienced corporate directors.

Mr. Smith is particularly valuable on our Board because of his background and skills in financial services, as well as his decades of industry experience.

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Continuing Directors

CHIRANTAN “CJ” DESAI	ANDERS GUSTAFSSON	RICHARD L. KEYSER

Class I Director (Term Expires 2021) Independent Director since: 2015 Age: 48 Committees: Compensation	Class III Director (Term Expires 2020) Director since: 2007 Age: 58 Committees: None	Class I Director (Term Expires 2021) Independent Director since: 2008 Age: 76 Committees: Compensation (Chair) and Nominating and Governance Committee

Mr. Desai is Chief Product Officer at ServiceNow, a cloud computing company. From 2013 to 2016, Mr. Desai served as President of the Emerging Technologies Division at EMC. In this role, he oversaw research and development and new product launches, and helped grow new businesses. Prior to working at EMC, Mr. Desai was Executive Vice President at Symantec, where he led the firm’s Information Management Group. In this role, Mr. Desai was responsible for a $3 billion business and a team of approximately 4,000 people. Previously, Mr. Desai was responsible for the Endpoint Security and Mobility group at Symantec, where he became the go-to security expert for top enterprises. Earlier in his career, Mr. Desai built and ran offshore businesses in Bangalore, India for Oracle and Pivotal through which he developed best practices in product development and go-to-market strategy. He began his career with Oracle and was a key member of the team that launched Oracle’s first cloud services.

Mr. Desai provides value to our Board by being a strategic thinker with an affinity for innovation. He also has deep expertise software, product security and best practices in product development and go-to-market strategy, especially for enterprise clients similar to those Zebra supports.

Mr. Gustafsson became Zebra’s Chief Executive Officer and a director in 2007. Prior to joining Zebra, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly-traded telecommunications company, from 2004 until 2007. From 2000 until 2004, he was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company. Mr. Gustafsson’s other roles at Tellabs included President, Tellabs International; President, Global Sales; and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, he held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc.

Mr. Gustafsson is a member of the Board of Directors of Dycom Industries Inc., a company that provides construction and specialty services to the telecommunications industry, and of International Paper Company, a leading global producer of renewable fiber-based packaging, pulp and paper products. He is a member of the Technology Committee and the Immigration Committee of the Business Roundtable. He also serves as a trustee of the Shedd Aquarium.

Mr. Gustafsson has extensive executive level experience that allows him to bring to the Board of Directors a broad range of skills related to our industry, including knowledge of leadership of complex organizations, corporate strategy and planning, corporate finance and mergers and acquisitions.

Mr. Keyser spent much of his career at W.W. Grainger, Inc., an international distributor of maintenance, repair and operating supplies. He served as President and Chief Operating Officer from 1994 to 1995, Chairman and Chief Executive Officer from 1995 until 2008, Chairman from 2008 to 2009, and Chairman Emeritus from 2009 to 2010. Prior to joining Grainger in 1986, Mr. Keyser held positions at NL Industries and Cummins Engine Company.

Mr. Keyser serves as a trustee of the Shedd Aquarium, a trustee of the Field Museum of Natural History, a director of the US Naval Academy Foundation, and chairman of the National Merit Scholarship Corporation. In 2010, Mr. Keyser was honored as the National Association of Corporate Directors 2010 Public Company Director of the Year based on his unwavering commitment to integrity, informed judgment, and performance.

Mr. Keyser has decades of experience with distributor and reseller channels, the primary means by which Zebra sells its products. His background provides significant strategic and operational benefits to Zebra.

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Continuing Directors

ANDREW K. LUDWICK	ROSS W. MANIRE	JANICE ROBERTS

Class III Director (Term Expires 2020) Independent Director since: 2008 Age: 73 Committees: Audit Committee	Class I Director (Term Expires 2021) Independent Director since: 2003 Age: 67 Committees: Audit (Financial Expert) and Nominating and Governance Committee	Class III Director (Term Expires 2020) Independent Director since: 2013 Age: 63 Committees: Compensation

Mr. Ludwick has extensive experience in technology and start-up businesses, including serving as Chief Executive Officer of Bay Networks, Inc., a communications networking company, from 1994 to 1996. Before that he was Founder, President and Chief Executive Officer of SynOptics Communications, Inc., a communications networking company, from 1985 to 1994. He has been a private investor since 1997.

Mr. Ludwick is particularly valuable on our Board because of his extensive experience as an entrepreneur, manager and investor in technology businesses. Mr. Ludwick’s operational background provides the experience necessary to help the Board fulfill its oversight duties with regard to Audit Committee responsibilities and also to advise the Board and management on technology matters.

Mr. Manire founded ExteNet Systems, Inc., a wireless networking company, and served as its President and Chief Executive Officer from 2002 until 2018. He was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from 2000 to 2002, and President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics, in 2000. Prior to joining Chatham Technologies, Mr. Manire was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics from 1991 to 1997, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its 1997 merger with 3Com. From 1989 to 1991, Mr. Manire was a partner in Ridge Capital, a private investment company. He began his professional career at Ernst & Young, LLP, and served as a partner in the Entrepreneurial Services Group from 1983 to 1989.

Mr. Manire is a member of the Board of Directors of The Andersons, Inc., a diversified business with interests in agribusiness, railcars and retailing.

Mr. Manire has particular appreciation for the challenges facing our operations due to his extensive business, operational, accounting and financial knowledge and experience. For example, Mr. Manire’s experience with electronics contract manufacturing provides important expertise with respect to Zebra’s use of contract manufacturers. Mr. Manire’s financial and accounting experience facilitates the Board’s oversight of Zebra’s accounting, internal control and auditing functions and activities.

Ms. Roberts is an experienced global technology executive and venture capitalist based in Silicon Valley, where her board experience spans public, private, and nonprofit organizations. She is currently a Partner at Benhamou Global Ventures where she leads early stage enterprise and “cross-border” investments and holds advisory and board positions with portfolio companies. Ms. Roberts currently serves on the boards of NETGEAR, Inc. (NASDAQ: NTGR), RealNetworks, Inc. (NASDAQ: RNWK) and Zynga Inc. (NASDAQ: ZNGA) and was most recently a director of ARM Holdings Plc until its acquisition by the SoftBank Group in 2016. From 2000 to 2013, Ms. Roberts served as Managing Director of Mayfield Fund where she continued as a venture advisor until 2014; investing in wireless, mobile, enterprise and consumer technology companies. From 1992 to 2000, Ms. Roberts was employed by 3Com Corporation (which was later acquired by Hewlett Packard), where she held various executive positions, including Senior Vice President of Global Marketing and Business Development, President of 3Com Ventures, and President of the Palm Computing Business Unit. She also serves on the advisory board of Illuminate Ventures and is Co-Chair of GBx Global.org, a curated network of British entrepreneurs and senior technology executives in the San Francisco Bay Area.

Ms. Roberts holds a Bachelor of Commerce degree (honors) from the University of Birmingham in the U.K.

Ms. Roberts is particularly valuable on our Board because of her extensive experience with technology companies and venture deals and her work on a variety of other boards. Her expertise is important as Zebra expands into additional technological spheres, including the Internet of Things.

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Committees of the Board

Our business is managed under the direction of our Board, which is kept advised of Zebra’s business through regular and special meetings of the Board and its committees, written reports and analyses, and discussions with the CEO and other officers.

During 2018, our Board met seven times. All directors attended 75 percent or more of the meetings of our Board and the standing committees on which they served in 2018. Barring unforeseen circumstances, Zebra expects all directors to attend the annual meeting of our stockholders. The full Board attended the 2018 Annual Meeting.

Our Board has three standing committees — the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee — each of which is composed entirely of independent directors. Each of the standing committees operates pursuant to a written charter, which sets forth the committee’s authority, duties, and responsibilities. The committees periodically review the adequacy of their respective charters, all of which are available on Zebra’s website at http://www.zebra.com under “About Zebra-Investor Relations-Governance-Governance Documents.”

Audit Committee Members: Michael A. Smith (chair) Ross W. Manire Frank B. Modruson Andrew K. Ludwick Meetings in 2018: 6

The Audit Committee assists the Board in fulfilling its oversight functions with respect to matters involving financial reporting, independent and internal audit processes, disclosure controls and procedures, internal control over financial reporting, related-party transactions, and risk management. In particular, the Audit Committee is responsible for:

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appointing, retaining, compensating, evaluating, and terminating, when appropriate, our independent auditor;

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reviewing and discussing with management and the independent auditor Zebra’s annual and quarterly financial statements;

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reviewing and evaluating Zebra’s cybersecurity, disaster recovery and business continuity programs; and

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discussing policies with respect to risk assessment and risk management.

The Audit Committee has the authority to engage and determine funding for outside legal, accounting or other advisors.

Our Board has determined that each member of the Audit Committee meets the independence requirements under NASDAQ listing rules and rules of the Securities and Exchange Commission, and that Mr. Manire is an “audit committee financial expert” as defined under SEC regulations. In addition, as required by NASDAQ listing rules, no member of the Audit Committee has participated in the preparation of financial statements of Zebra or any current subsidiary of Zebra within the past three years, and Mr. Manire has attained “financial sophistication” due to his background as a CEO and as a CFO.

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Compensation Committee Members: Richard L. Keyser (chair) Chirantan Desai Michael A. Smith Janice Roberts Meetings in 2018: 5

The Compensation Committee assists the Board with its responsibilities regarding the compensation of our executive officers and non-employee directors by:

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generally overseeing Zebra’s compensation and benefit programs and overall compensation governance;

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reviewing our total rewards philosophy, and Zebra’s implementation of that philosophy, annually to ensure the components align with the objectives;

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overseeing the administration of Zebra’s short-term and long-term compensation plans;

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determining (or with respect to the CEO, recommending to the Board) the total compensation and terms of employment for executive officers;

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approving Zebra’s peer group for market-competitive compensation purposes;

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overseeing Zebra’s Stock Ownership Guidelines for the non-employee directors and executive officers;

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overseeing Zebra’s performance management and talent management processes;

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recommending to the Board the compensation of non-employee directors;

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seeking the counsel of our management team, an independent compensation consultant, and other advisors as needed; and

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using a sound corporate governance approach that balances an appropriate level of risk tolerance with a total rewards philosophy.

Willis Towers Watson served in 2018 as the Compensation Committee’s independent executive compensation consultant. The role of Willis Towers Watson in determining executive compensation is described below under “Compensation Discussion and Analysis — Overview of Our Executive Compensation Program.”

Nominating and Governance Committee Members: Michael A. Smith (chair) Richard L. Keyser Ross W. Manire Meetings in 2018: 3

The Nominating and Governance Committee has three primary responsibilities:

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assisting the Board in discharging its responsibilities relating to Zebra’s governance;

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confirming the independence of our non-employee directors; and

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identifying individuals qualified to serve on the Board and recommending director nominees.

The Nominating and Governance Committee has the authority to retain a search firm to identify director candidates and to engage outside legal counsel or other advisors.

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Director Compensation

Market Comparison

In November 2017, the Compensation Committee reviewed market data on both non-employee director compensation and the financial performance of the peer group, as well as general industry data for companies similar to Zebra. (For more information on the peer group, see “Compensation Discussion and Analysis — Overview of Our Executive Compensation Program.”) Using this data, the Compensation Committee confirmed that the 2018 total mix of compensation for the non-employee directors are below the level compared to the market, as shown below.

The Compensation Committee also reviewed the data on the cash compensation awarded to the chairs and members of the Board’s standing committees. Based on this data, shown below, the Board decided not to adjust our non-employee director compensation for 2018.

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Elements of Director Compensation

Our non-employee director compensation for 2018 was awarded in a combination of cash and equity, as shown below.

Annual cash retainer	$80,000 for all non-employee directors other than the Chairman of the Board – an increase from $60,000 in 2017
Annual cash retainer for the Chairman of the Board	$155,000 – an increase from $110,000 in 2017
Annual equity retainer	● Target grant date fair value of $175,000 for all non-employee directors ● Awarded in the form of fully-vested common stock
Annual cash retainer for committee chairs	● $25,000 for the Compensation Committee Chair ● $25,000 for the Audit Committee Chair ● $10,000 for the Nominating and Governance Committee Chair
Annual cash retainer for non- chair committee members	● $15,000 for each Compensation Committee member ● $15,000 for each Audit Committee member ● $7,500 for each Nominating and Governance Committee member
Additional meeting fees

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$2,000 for each in-person Board meeting in excess of five in-person Board meetings per year

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$1,000 for each telephonic Board meeting in excess of two telephonic Board meetings per year

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$1,500 for the Chair and $1,000 for other committee members for each in-person committee meeting in excess of five in-person committee meetings per year, with no additional fee for telephonic committee meetings

Non-employee directors may participate in our non-qualified deferred compensation plan and our group medical and dental plans, and they are reimbursed for expenses incurred in attending Board and committee meetings. Mr. Gustafsson does not receive additional compensation for service as a director.

2018 Non-Employee Director Compensation

In May 2018, the Compensation Committee approved annual equity grants for each of the seven non-employee directors. These awards had a targeted value of $175,000, and were awarded in the form of 1,140 shares of fully-vested common stock for each non-employee director.

The following table provides information regarding the compensation of our non-employee directors for 2018.

	Fees Earned or	Stock	All other
Name	Paid in Cash ($)	Awards ($)(1)	Compensation ($)	Total ($)
Chirantan Desai	95,000	175,138	0	270,138
Richard L. Keyser	112,500	175,138	0	287,638
Andrew K. Ludwick	95,000	175,138	0	270,138
Ross W. Manire	102,500	175,138	0	277,638
Frank B. Modruson	95,000	175,138	0	270,138
Janice Roberts	95,000	175,138	0	270,138
Michael A. Smith	205,000	175,138	0	380,138
(1)	The amounts in the table represent the aggregate grant date fair value for these awards computed in accordance with Financial Accounting Standards Codification 718, Compensation – Stock Compensation. Please see Note 13, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of assumptions made in calculating the grant date fair value of these awards.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on that review and discussion, the Compensation Committee has recommended to Zebra’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee Richard L. Keyser, Chair Chirantan Desai Janice Roberts Michael A. Smith

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Compensation Discussion and Analysis

Executive Summary

Our Compensation Discussion and Analysis focuses on the following:

		Page Reference
Overview of Our Executive Compensation Program	● Compensation Components ● Pay-for-Performance and At-Risk Compensation ● Role of Our Compensation Committee ● Role of the Independent Compensation Consultant	23
Our Compensation Approach	● How We Establish the Peer Group	25
Key Compensation Decisions in 2018	● 2018 Base Salaries ● 2018 Annual Cash Incentive Awards ● 2018 Long-Term Equity Incentive Awards ● How 2018 Compensation for the Named Executive Officers Compares to the Peer Group	26
Restricted Stock that Vested in 2018	● Performance-Vested Restricted Stock ● Time-Vested Restricted Stock	31
Stockholders Approve Compensation of Zebra’s Named Executive Officers (Say on Pay)		32
Employee Benefits		32
Our Executive Officer Employment Agreements		33

Named Executive Officers

This CD&A discusses the compensation of the following individuals, who are referred to as our Named Executive Officers:

ANDERS GUSTAFSSON	Chief Executive Officer
WILLIAM BURNS	Senior Vice President, Chief Product and Solutions Officer
JOACHIM HEEL	Senior Vice President, Global Sales
OLIVIER LEONETTI	Chief Financial Officer
MICHAEL TERZICH	Senior Vice President, Chief Administrative Officer

Compensation Governance Practices

On an on-going basis, our Compensation Committee reviews whether the Company’s compensation governance practices support the Company’s executive compensation philosophies and objectives, as shown in the table below, and are aligned with stockholder interests. The Compensation Committee determined that the Company’s executive compensation philosophies, objectives and elements continued to be appropriate. As part of this review, the Compensation Committee considers the results of our annual say-on-pay vote that received approval by 96.79% of the votes cast for Zebra’s say-on-pay vote at our 2018 annual meeting. The Compensation Committee did not make any changes in the Company’s executive compensation program.

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WHAT WE DO	WHAT WE DON’T DO
A significant portion of targeted executive pay is at-risk because it is based on performance and ultimately may not be earned and paid out	We expressly forbid option and SAR repricing without stockholder approval
We align compensation with stockholder interests by linking incentive compensation to Zebra’s overall performance	We expressly forbid exchanges of underwater options or SARs for cash
We target executive compensation at the median of our benchmarks, including our peer group, and compensate based on executive’s performance	We do not provide perquisites
We have robust stock ownership guidelines for our Named Executive Officers and directors
We require Named Executive Officers and directors to retain 50% of vested equity awards or exercised stock appreciation rights until share ownership guidelines are met
We consider, and attempt to mitigate, risk in our compensation program
We use an independent compensation consultant
We have “double-trigger” accelerated vesting of equity awards, which requires both a change in control and an involuntary termination
We conduct an annual talent management review, including succession planning

Overview of Our Executive Compensation Program

Compensation Components

Our executive compensation program includes four components: base salary, annual incentive, long-term equity incentive, and employee benefits. Each component serves a particular purpose, so each is considered independently, but the four components combined provide a holistic total executive compensation approach. The Compensation Committee does not follow a pre-established formula to allocate total compensation among the various pay components.

For 2018, the Compensation Committee determined each Named Executive Officer’s compensation level by reviewing market data for each individual compensation component. Base salary, annual incentive and long-term equity incentive compensation for our Named Executive Officers are targeted at market median when target performance goals are achieved. (For more information on market comparisons, see “Our Compensation Approach” below.) Actual compensation awarded varies based upon the attainment of financial and individual performance goals, as well as each executive’s position, responsibilities and overall experience. (For more information on individual performance goals, see “Performance Management Process and Individual Adjustments” below.) We award superior pay when Zebra surpasses target performance goals or an executive’s individual performance exceeds expectations.

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The following table describes the purpose of each compensation component and how that component is related to our pay-for-performance approach and budget.

Compensation Component	Purpose of Compensation Component	Compensation Component in Relation to Performance
Base salary	To attract and retain executives by compensating them for the primary functions and responsibilities of the position.	Aligned to peer group benchmarking; any base salary increase that an executive receives depends upon the individual performance, and the executive’s displayed skills and competencies.
Annual cash incentive awards	To attract, retain, motivate and reward executives for achieving or surpassing key target performance goals at the company, business unit and individual level.	Financial and individual performance determines the actual amount of the executive’s annual cash incentive award.
Long-term equity awards	To attract, retain, motivate and reward top talent to increase stockholder value.	Aligned to peer group benchmarking; an executive’s past performance and future potential determine the amount of equity granted.
Employee benefits	To attract and retain executives by providing competitive health, welfare and retirement benefits packages in order to maintain their overall health.	Established within the overall employee benefit budget.

The objectives of Zebra’s executive compensation approach include:

●	Increasing stockholder value through long-term stock price growth;
●	Maximizing Zebra’s financial performance;
●	Facilitating the delivery of the highest quality goods and services to our customers;
●	Encouraging our employees to take actions that balance short-term achievements with long-term success without excessive risk;
●	Motivating behavior to attain Zebra’s objectives; and
●	Attracting, retaining and rewarding the highest performing employees who contribute to our success.

Pay-for-Performance and At-Risk Compensation

Our executive officers are responsible for achieving long-term strategic goals, and their compensation is weighted toward rewarding long-term value creation for stockholders.

Our emphasis on creating long-term stockholder value is best illustrated in the following charts, which show that target long-term equity compensation accounts for the largest percentage of the Named Executive Officers’ overall compensation for 2018. In addition, a majority of the Named Executive Officers’ compensation — consisting of long-term equity and short-term incentive compensation combined — is performance-based or “at risk.”

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Role of Our Compensation Committee

The Compensation Committee consists entirely of independent directors, none of whom have ever been employed by Zebra. As further described above under “Committees of the Board,” the Compensation Committee assists the Board by overseeing Zebra’s compensation and benefit programs, particularly as those programs apply to our Named Executive Officers and non-employee directors. With input from the CEO, the Compensation Committee makes final decisions regarding all aspects of compensation for our Named Executive Officers other than the CEO. The Compensation Committee recommends a compensation package and the related performance targets for the CEO for final approval by all of the independent directors.

Role of the Independent Compensation Consultant

The Compensation Committee engaged Willis Towers Watson (WTW) as its independent executive compensation consultant for 2018. In that capacity, WTW provided competitive peer group and executive compensation data, analysis and guidance to help the Compensation Committee:

●	establish a peer group;
●	use benchmark compensation surveys;
●	develop the design of our executive compensation program;
●	set executive officer and non-employee director compensation; and
●	review performance and determine payouts with respect to performance-based awards.

The Compensation Committee annually assesses WTW’s independence pursuant to relevant SEC and NASDAQ rules. To that end, the Compensation Committee received a letter from WTW addressing the firm’s independence, and concluded that no conflict of interest exists that would prevent WTW from providing independent advice.

Our Compensation Approach

In designing and implementing our total compensation program for 2018, we were guided primarily by market compensation data of a peer group of comparable publicly-traded companies and from broad-based surveys.

How We Establish the Peer Group

In August 2017, the Compensation Committee asked WTW, the committee’s independent compensation consultant, to review Zebra’s peer group and to make recommendations regarding changes. In response, WTW compiled data on the financial performance of eighteen publicly-traded companies viewed as comparable to Zebra, including all of the companies in the peer group used for 2017 executive compensation. In compiling the recommended peer group, WTW used the following methodology:

●	Zebra’s 2017 ISS Peer Group – review of the 2017 Zebra peer group for overall reasonableness and relevance;
●	Industry Classification Research – review of all U.S.-based publicly-listed companies within the Global Industry Classification Standards (GICS) for the Technology Hardware and Equipment, Software and Services and Healthcare Equipment and Services; and
●	Peers-of-Peers Analysis – review of companies that are disclosed as peers to companies in Zebra’s peer group.

The Compensation Committee then reviewed the following company–specific information provided by WTW for the proposed peer group:

●	complexity and business model, including industry, cost structure, and geographic reach;
●	size, primarily in terms of revenue (all 18 companies had 2016 revenue of between 50% and 200% of Zebra’s 2016 revenue of $3.65 billion);
●	whether the proposed peer group member competes with Zebra for executive talent;
●	investor profile (i.e., whether the proposed peer group member is considered a reasonable investment alternative and attracts investors with similar risk/return expectations);
●	market capitalization; and
●	whether the proposed peer group member creates products of a technical nature.

In addition to reviewing this data, the Compensation Committee also considered whether potential peer companies regard Zebra as a peer.

For 2018, WTW recommended removing one company and adding two companies to the peer group used in 2017. The Compensation Committee agreed to remove one company (Lexmark International, Inc.) and include one of those additions (Itron, Inc.), and approved the companies shown below as the peer group for purposes of evaluating and determining 2018 executive compensation.

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Zebra’s Peer Group for 2018 Compensation Purposes
Agilent Technologies, Inc.	Harris Corporation	Motorola Solutions, Inc.
Analog Devices, Inc.	Insight Enterprises Inc.	NCR Corporation
ARRIS International plc	Itron, Inc.	Rockwell Collins Inc.
Brocade Communications Systems, Inc.	Juniper Networks, Inc.	Teradata Corporation
Ciena Corporation	KLA-Tencor Corporation	Trimble Navigation, Ltd.
Eastman Kodak Co.	Lam Research Corporation

Key Executive Compensation Decisions in 2018

To establish the compensation of the Named Executive Officers for 2018, the Compensation Committee and Mr. Gustafsson (who made recommendations regarding Named Executive Officers other than himself) reviewed competitive compensation data for the peer group, market compensation data from broad-based surveys, and each Named Executive Officer’s historical compensation. The 2018 compensation packages for the Named Executive Officers are described below.

2018 Base Salaries

For 2018, Mr. Gustafsson recommended increases in the base salaries of the four Named Executive Officers (other than himself) effective as of March 18, 2018. The Compensation Committee discussed Mr. Gustafsson’s recommendations and approved the recommended base salary adjustments for 2018. The Compensation Committee also recommended to the Board, and the Board approved, an increase in Mr. Gustafsson’s 2018 base salary.

Our Named Executive Officers’ annual base salaries appear in the following table:

Named Executive Officer	2017 Salary	2018 Salary	Percentage Increase
Anders Gustafsson	$950,000	$1,000,000	5.3%
William Burns	$463,500	$477,405	3.0%
Joachim Heel	$463,500	$475,088	2.5%
Olivier Leonetti	$525,000	$546,000	4.0%
Michael Terzich	$—	$421,824	N/A

2018 Annual Cash Incentive Awards

Target Awards

The 2018 Zebra Incentive Plan (“ZIP”) provided for an annual cash incentive award based on the achievement of pre-determined financial performance goals. All five Named Executive Officers participated in the ZIP.

For each Named Executive Officer, the Compensation Committee (or, in the case of Mr. Gustafsson, the Board) establishes a target annual cash incentive award, which is set as a percentage of base salary. The Compensation Committee discussed each executive’s performance with Mr. Gustafsson, and compared each executive’s target annual incentive — both the percentage of base salary and the absolute dollar amount — to the market. Mr. Gustafsson recommended that the Compensation Committee approve annual increases in the target annual cash incentive awards of two of the other Named Executive Officers. After considering Mr. Gustafsson’s recommendations, the Compensation Committee approved increases in the target annual cash incentive award for the two Named Executive Officers.

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The 2018 target annual and maximum incentive percentages for Named Executive Officers were established as follows:

	2017 Target Annual	2017 Maximum Annual	2018 Target Annual	2018 Maximum Annual
Named Executive Officer	Cash Incentive*	Cash Incentive*	Cash Incentive*	Cash Incentive*
Anders Gustafsson	125%	250%	125%	250%
William Burns	80%	160%	85%	170%
Joachim Heel	75%	150%	75%	150%
Olivier Leonetti	90%	180%	95%	190%
Michael Terzich	—	—	70%	140%

*	expressed as a percentage of the officer’s base salary earned during the calendar year.

Annual Cash Incentive Plan Performance Metrics

For the 2018 ZIP, the Compensation Committee selected two financial performance metrics:

1.	2018 consolidated net sales

2.	2018 “Adjusted EBITDA,” defined as earnings before interest income and expense, taxes, depreciation, amortization and Other Income/Expense, adjusted to remove equity-based compensation expense, adjustments for purchase accounting, and certain non-recurring charges

The consolidated net sales and adjusted EBITDA metrics were selected to encourage executives to focus on profitable sales growth for Zebra’s business.

The Compensation Committee fixed the following threshold, target, and maximum performance goals for each metric based on the 2018 business plan.

Performance Goal	Performance Threshold	Performance Target	Performance Maximum
Net Sales	92.5% of net sales target	100.0% of net sales target	105.0% or more of net sales target
Adjusted EBITDA	80.0% of Adjusted EBITDA target	100.0% of Adjusted EBITDA target	112.5% or more of Adjusted EBITDA target

The net sales and Adjusted EBITDA performance goals were measured on an annual basis. These performance goals correspond to threshold, target, and maximum payouts, as shown below.

Performance Metric	Weighting	Threshold payout*#	Target payout#	Maximum payout#
Net sales		50%	100%	200%

Adjusted EBITDA[1]		50%	100%	200%

*	Achievement below the threshold results in a 0% payout percentage.
#	The payout for performance between threshold and target and between target and maximum is interpolated on a straight-line basis.

2018 Financial Performance Results and Payout Percentage

The table below shows Zebra’s performance for the two ZIP metrics, and the corresponding funding for the Named Executive Officers.

Performance Goal
Net Sales	Actual Performance Achievement	$4,196.6 million, or 106.4% of net sales performance target
	Payout Percentage	200.0% of target incentive
Adjusted EBITDA	Actual Performance Achievement	$876.8 million, or 112.5% of Adjusted EBITDA performance target
	Payout Percentage	200.0% of target incentive

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The payouts on these individual metrics are converted to a ZIP payout percentage as follows:

Applying this formula to Zebra’s actual performance results leads to a ZIP payout for 2018 of 200%, as shown below:

Performance Management Process and Individual Adjustments

The amounts the Named Executive Officers would earn based on payout percentage shown above can be modified by the Board (for Mr. Gustafsson) or the Compensation Committee (for the other Named Executive Officers) due to performance against individual goals. When establishing those goals and determining compensation levels for the Named Executive Officers, the Compensation Committee looks to our annual performance management process and the results of our annual talent management review.

Each year, Mr. Gustafsson presents an overall talent management review to the Board, discussing the past performance and future potential of each executive officer and certain of their direct reports. This review includes a discussion of key skills, competencies, developmental opportunities and succession plans.

In determining the 2018 individual performance goals, the Compensation Committee considered each Named Executive Officer’s prior performance and Zebra’s expectations for the business initiatives under each executive’s purview. Performance evaluations also may take into account factors such as satisfaction of daily responsibilities, particular or general contributions to Zebra’s overall management, and whether the executive exhibits Zebra’s corporate values.

A Named Executive Officer’s annual incentive payout will not be adjusted if the executive meets expectations for the individual goals. These payouts may be reduced if an executive fails to meet expectations, or increased—though not above a maximum 200% of target award payout—if the executive exceeds expectations. The Compensation Committee conducted final evaluations for 2018 in early 2019, and determined no adjustments were necessary.

2018 Annual Incentive Payouts

Based on the performance and payout calculations shown above, the Named Executive Officers received the following annual cash incentive payments for 2018:

2018 ANNUAL CASH INCENTIVE AWARDS FOR THE NAMED EXECUTIVE OFFICERS

	Actual Award As a Percent
Named Executive Officer	of Eligible Compensation	Actual Award
Anders Gustafsson	250%	$2,473,973
William Burns	170%	$806,666
Joachim Heel	150%	$709,012
Olivier Leonetti	190%	$1,029,092
Michael Terzich	140%	$585,824

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2018 Long-Term Equity Incentive Awards

Form of Awards

The Compensation Committee believes it is important that all of our executive officers are motivated to create stockholder value over a long-term investment horizon. To that end, Zebra granted three forms of long-term equity to the Named Executive Officers:

1.	time-vested stock appreciation rights (“SARs”), which vest ratably over four years;
2.	time-vested restricted stock, which vests ratably over three years; and
3.	performance-vested restricted stock, which is earned (or not) based on Zebra’s results on two financial measures during and over a three-year performance period and cliff vests three years after grant.

These equity awards, which are described in more detail below, were divided as follows (based on the value of the equity award grant) for 2018:

Each year the Compensation Committee reviews the allocation of awards among the equity vehicles to ensure alignment with Zebra’s stockholders and to better reflect current compensation practices.

Target Awards

Each year the Compensation Committee sets long-term equity awards with a target value at the grant date for the Named Executive Officers other than the CEO. In March 2018, utilizing the market median data information for executive officers as a guide, Mr. Gustafsson made recommendations for these awards, which the Compensation Committee considered.

The Board establishes Mr. Gustafsson’s target annual long-term equity award after hearing the recommendation of the Compensation Committee. To formulate that recommendation for 2018, the Compensation Committee consulted with WTW and considered factors similar to those considered when determining target equity awards for the other Named Executive Officers. The Compensation Committee recommended to the Board, and the Board approved, a 2018 equity award to Mr. Gustafsson having a total value at grant date equal to $6,000,000. This represented a grant date value that was 10% above the consensus median target long-term incentive award for individuals in the CEO position, and was an increase from Mr. Gustafsson’s 2017 grant date value of $5,000,000, which was below the consensus median.

The 2018 long-term incentive awards to the Named Executive Officers were granted effective May 10, 2018. When calculating the number of shares of performance-vested restricted stock and time-vested restricted stock, the actual number of shares was set by dividing the value of the equity award grant by $149.57, the closing price of our common stock on the day prior to the grant date, without a reduction for the restricted nature of the shares. For time-vested SARs, the actual number of SARs is set by dividing the value of the equity award grant by the binomial value of a SAR.

The following table shows target grant date fair value of long-term equity awarded to each Named Executive Officer in 2018, and how that award was divided among the three types of equity.

	Total Value of the	Target Shares of Performance-	Shares of Time-Vested	Time-Vested
Named Executive Officer	Equity Award Grant	Vested Restricted Stock	Restricted Stock	SARs
Anders Gustafsson	$6,000,014	16,046	16,046	25,214
William Burns	$1,300,112	3,477	3,477	5,463
Joachim Heel	$1,000,234	2,675	2,675	4,203
Olivier Leonetti	$1,500,177	4,012	4,012	6,304
Michael Terzich	$760,165	2,033	2,033	3,194

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Performance-Vested Restricted Stock

The performance-vested restricted stock awards granted in 2018 will vest on May 10, 2021. These equity awards have a three-year performance period ending on December 31, 2020, and a payout based on two performance metrics:

●	compound average growth (“CAGR”) in net sales (weighted 60%), and
●	adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) margin (weighted 40%).

The adjusted EBITDA margin performance goal encourages executives to focus on long-term profitable sales growth for Zebra’s business while meeting or exceeding a target adjusted EBITDA margin percentage that we believe will create value for our stockholders. The net sales CAGR metric was included to grow Zebra’s revenue consistently over a three-year period.

For each of these metrics, the Compensation Committee set three annual goals (for 2018, 2019, and 2020) and a cumulative three-year goal. The Named Executive Officers may earn shares based on Zebra’s results for each of the three years in the performance period, or based on Zebra’s results as of the end of the performance period, whichever is greater.

HOW PERFORMANCE-VESTED RESTRICTED STOCK ACCRUES

Three annual performance targets		Cumulative three-year performance target*
20% of the target number of shares will be “banked” each year if Zebra achieves the applicable annual performance target for net sales CAGR, for a possible total of 60%	OR

60% of the target number of shares will vest if Zebra achieves the performance target for 2020 net sales CAGR over 2017 net sales

●   30% target shares vest for threshold performance

●   108% target shares vest for maximum performance or better

●   No shares vest for performance below threshold

13.3% of the target number of shares will be “banked” each year if Zebra achieves the applicable annual adjusted EBITDA margin performance target, for a possible total of 40%

40% of the target number of shares will vest if Zebra achieves the 2020 adjusted EBITDA margin performance target

●   20% target shares vest for threshold performance

●   72% target shares vest for maximum performance or better

●   No shares vest for performance below threshold

*	Performance in 2020 in between the stated performance levels will be interpolated on a straight-line basis.

The performance targets for 2018, 2019 and 2020 were set based upon management’s net sales CAGR and adjusted EBITDA margin forecasts when preparing the 2018 annual plan. The 2020 cumulative net sales CAGR performance threshold is 1.5% below the 2020 net sales CAGR performance target, and the 2020 cumulative net sales CAGR performance maximum is 1.5% above the performance target. The 2020 adjusted EBITDA margin performance threshold is 1.0% below the 2020 adjusted EBITDA margin performance target, and the 2020 adjusted EBITDA margin performance maximum is 1.0% above the performance target.

The number of shares of performance-vested restricted stock that could vest for each of the Named Executive Officers is shown below.

RANGE OF POTENTIAL VESTING OF 2018 PERFORMANCE-VESTED RESTRICTED STOCK

	Fail to Meet Threshold Sales	Attain Threshold	Attain Target Sales	Attain Maximum Sales
	CAGR and Adjusted	Adjusted EBITDA	CAGR and Adjusted	CAGR and Adjusted
Named Executive Officers	EBITDA Margin	Margin only	EBITDA Margin	EBITDA Margin
Anders Gustafsson	0	3,209	16,046	28,883
William Burns	0	695	3,477	6,259
Joachim Heel	0	535	2,675	4,815
Olivier Leonetti	0	802	4,012	7,222
Michael Terzich	0	407	2,033	3,659

Time-Vested Restricted Stock

To provide a significant long-term perspective and retention incentive, the Compensation Committee determined that the time-vested restricted stock awards granted in 2018 to all of the Named Executive Officers will vest one-third on each of the first three anniversaries of the grant date.

Time-Vested Stock Appreciation Rights

Consistent with recent annual equity grant award terms, the Compensation Committee determined that the 2018 SAR awards for all of the Named Executive Officers will vest 25% on each of the first four anniversaries of the grant date. The base price of the 2018 SARs is $149.57, the closing price of our common stock

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on the day prior to the grant date. Once SARs vest, the holder can choose when to exercise them by converting them to cash. Each vested SAR is worth the closing price of Zebra’s stock on the exercise date, minus the base price. When the SARs granted in 2018 vest, the Named Executive Officers may exercise them any time before they expire on May 10, 2025.

How 2018 Compensation for the Named Executive Officers Compares to the Peer Group

For 2018 compensation purposes, WTW presented the Compensation Committee with data regarding compensation for ten executive officer positions. WTW drew this information from 2017 compensation data from our peer group, a general industry survey (conducted by WTW for other purposes) of 507 companies, a high-technology industry survey (conducted by Radford for other purposes) of 158 high-technology companies with annual revenues between $1.8 billion and $7.2 billion, and the WTW Executive Survey (reflecting data from 116 high-technology companies).

WTW compiled compensation data at the 25th percentile, median and 75th percentile levels from each of these data sources, as well as consensus (i.e., average) compensation data, for base salaries, target annual cash incentive awards, target long-term equity awards, and total target direct compensation for individual executive officer positions. Using this data, the Compensation Committee confirmed that the 2018 compensation packages for the Named Executive Officers are at an appropriate level in comparison to the market, as shown below, and based on an executive’s performance.

Restricted Stock that Vested in 2018

Performance-Vested Restricted Stock

On May 15, 2015, Zebra granted the then Named Executive Officers performance-vested restricted stock with a three-year performance period ending December 31, 2017. The 2015 performance vested restricted stock awards vested on May 15, 2018 at 108.11% of target. Although share price was not a performance goal under the grants, during the three-year period from the May 15, 2015 grant date until the vesting date on May 15, 2018, the stock price rose from $109.49 per share to $154.45 per share. The threshold performance targets and actual performance targets are set forth below:

	Threshold	Target	Maximum	Actual
2017 Net Sales 3-Year Compound Annual Growth Rate (CAGR)	1.4%	3.1%	4.8%	3.6%
2017 adjusted EBITDA margin	17.5%	19.0%	20.5%	18.6%

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Set forth below is the number of shares of performance-vested restricted stock that vested for each named executive officer, including the value of the shares on the vesting date.

	Target Number
	of Shares Granted	Grant Date Fair	Number of	Value of Shares on
Named Executive Officers	in 2015	Value of Award	Shares Vested	Date of Vesting
Anders Gustafsson	14,418	$1,560,028	15,529	$2,398,454
William Burns	3,542	$400,069	3,815	$589,227
Joachim Heel	3,080	$333,256	3,318	$512,465
Olivier Leonetti	N/A	N/A	N/A	N/A
Michael Terzich	2,496	$270,067	2,689	$415,316

Time-Vested Restricted Stock

On May 15, 2015, Zebra granted the then Named Executive Officers time-vested restricted stock with three-year cliff vesting on May 15, 2018. During the three-year period from May 15, 2015, until May 15, 2018, Zebra’s stock price rose from $109.49 per share to $154.45 per share.

The table below shows the number of shares of time-vested restricted stock earned by each Named Executive Officer in 2018, and the value of those shares on the vesting date.

TIME-VESTED RESTRICTED STOCK

	Grant Date Fair	Number of Shares	Value of Shares on
Named Executive Officers	Value of Award	Vested	Date of Vesting
Anders Gustafsson	$1,560,028	14,418	$2,226,860
William Burns	$400,069	3,542	$547,062
Joachim Heel	$333,256	3,080	$475,706
Olivier Leonetti	N/A	N/A	N/A
Michael Terzich	$270,067	2,496	$385,507

Stockholders Approve Compensation of Zebra’s Named Executive Officers (Say on Pay)

Zebra holds an annual stockholder advisory vote on the compensation of our Named Executive Officers. At our 2018 Annual Meeting, the say-on-pay proposal regarding 2017 compensation was approved by 96.79% of the votes cast. After considering a number of factors, including the approval of the say-on-pay vote, the Compensation Committee determined that no changes to compensation philosophy or strategy were immediately required. Nevertheless, our Board, Compensation Committee, and executive officers regularly consider changes to our total rewards program to ensure it remains aligned with Zebra’s business strategy and stockholder expectations.

Employee Benefits

Zebra’s employee benefits are designed to align generally with the market median for such programs.

Our Named Executive Officers are eligible to participate in various benefit programs offered generally to Zebra’s U.S. salaried employees, such as our health plans and group disability and life insurance plans. We provide a 401(k) plan to eligible employees with a company match, as well as a non-qualified deferred compensation plan for highly compensated employees with no company contributions. We do not provide other long-term compensation plans, supplemental executive retirement plans, or a defined benefit pension plan. We do not provide any perquisites.

Zebra provides a supplemental executive disability policy to replace the difference between what the group disability policy provides and the 60% earnings replacement cap under the group policy. Zebra pays for this coverage, and reimburses covered executives to the extent they are taxed on this benefit.

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Our Executive Officer Employment Agreements

Each executive officer has an employment agreement that addresses matters such as compensation and termination of employment and includes non-competition and non-solicitation provisions. These agreements are discussed in more detail under “Executive Compensation – Employment Agreements.” We believe that having employment agreements helps us attract effective and high-potential executive officers by providing them a minimum level of total compensation.

The employment agreements provide appropriate assurance for executives concerned about a potential termination of employment in connection with a change in control. Specifically, we believe the severance amounts reflected under “Executive Compensation – Potential Payments upon Termination of Employment or Change in Control” are fair and reasonable in order to allow the Named Executive Officers to transition from Zebra with minimal disruption to our overall business. Moreover, we believe that, in the event of a change in control, these severance payments will help secure the continued employment and dedication of our executive officers, notwithstanding any concern they may have regarding their own employment.

The components of total compensation reflected in the employment agreements are reviewed annually by the Compensation Committee as described in this Compensation Discussion and Analysis. All other provisions of the employment agreements are established when an employee is appointed as an executive officer, and are reviewed and updated on an as-needed basis.

We believe the non-compete or non-solicitation provisions, where applicable, align with our desire to protect Zebra and our stockholders from negative actions that could be caused by an executive officer who joins a competitor or otherwise engages in activities that could result in competitive harm to Zebra or our customers. Zebra’s equity agreements with its Executive Officers contain restrcitive covenant provisions that also contain clawback provisions for violation of such covenants.

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Executive Compensation

The following table summarizes the compensation earned during 2018, 2017 and 2016 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers as of December 31, 2018. We refer to these five executive officers as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anders Gustafsson Chief Executive Officer	2018	988,462	0	4,800,000	1,200,014	2,473,973	33,643	9,496,092
	2017	938,462	0	4,000,082	1,000,058	1,819,014	33,963	7,791,579
	2016	900,000	0	3,360,092	840,049	708,975	43,361	5,852,477
William Burns, Senior Vice President, Chief Product and Solutions Officer	2018	474,196	0	1,040,110	260,002	806,666	18,448	2,599,422
	2017	460,385	0	920,084	230,037	570,840	16,615	2,197,961
	2016	450,000	0	880,002	220,012	231,188	21,152	1,802,354
Joachim Heel Senior Vice President, Global Sales	2018	472,414	0	800,200	200,034	709,012	18,891	2,200,551
	2017	460,385	0	720,169	180,025	535,162	16,471	1,912,212
	2016	450,000	0	880,060	176,018	231,188	12,729	1,749,995
Olivier Leonetti Chief Financial Officer	2018	541,154	0	1,200,150	300,027	1,029,092	17,636	3,088,059
	2017	525,000	0	1,000,169	250,029	731,903	122,795	2,629,896
	2016	80,769	0	800,116	200,775	80,041	22,470	1,184,171
Michael Terzich Senior Vice President, Chief Administrative Officer	2018	418,080	0	608,152	152,013	585,824	19,923	1,783,992

(1)	The amounts reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation, of restricted stock and stock appreciation rights (“SAR”) granted in 2018, 2017 and 2016. The amounts included in this column include the grant date fair value of time-vested restricted stock and SARs, as well as performance-vested restricted stock, which is calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for the performance-vested restricted stock granted in 2018, the grant date fair value of such stock awards would be as follows: Mr. Gustafsson – $4,320,000; Mr. Burns – $936,099; Mr. Heel – $720,180; Mr. Leonetti – $1,080,135; and Mr. Terzich – $547,336. Please see Note 13, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.
(2)	The amounts in this column reflect the annual incentive compensation earned under the 2018 Zebra Incentive Plan.
(3)	All other compensation for 2018 consists of 401(k) matching contributions (Mr. Gustafsson – $11,000; Mr. Burns – $11,000; Mr. Heel – $11,000; Mr. Leonetti – $11,000; and Mr. Terzich – $11,000); life insurance premiums (Mr. Gustafsson – $1,080; Mr. Burns – $774; Mr. Heel – $770; Mr. Leonetti – $885; and Mr. Terzich – $684); a tax gross up in connection with income recognized for long-term disability premiums paid by Zebra (Mr. Gustafsson – $9,542; Mr. Burns – $3,267; Mr. Heel – $3,530; Mr. Leonetti – $1,684; and Mr. Terzich – $3,620); and Zebra paid executive long-term disability insurance premiums (Mr. Gustafsson – $11,997; Mr. Burns – $3,405; Mr. Heel – $3,590; Mr. Leonetti – $4,065; and Mr. Terzich – $4,550).

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Grants of Plan-Based Awards in 2018

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Options Awards, Number of	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock (#)(3)	Securities Underlying Options(#)(4)	Option Awards ($/Sh)(5)	Option Awards ($)(6)
Anders Gustafsson		617,789	1,235,578	2,471,155
	5/10/18								25,214	149.57	1,200,014
	5/10/18							16,046			2,400,000
	5/10/18				3,209	16,046	28,883				2,400,000
William Burns		189,678	403,067	806,133
	5/10/18								5,463	149.57	260,002
	5/10/18							3,477			520,055
	5/10/18				695	3,477	6,259				520,055
Joachim Heel		177,155	354,311	708,621
	5/10/18								4,203	149.57	200,034
	5/10/18							2,675			400,100
	5/10/18				535	2,675	4,815				400,100
Olivier Leonetti		257,048	514,096	1,028,193
	5/10/18								6,304	149.57	300,027
	5/10/18							4,012			600,075
	5/10/18				802	4,012	7,222				600,075
Michael Terzich		146,328	292,656	585,312
	5/10/18								3,194	149.57	152,013
	5/10/18							2,033			304,076
	5/10/18				407	2,033	3,659				304,076
(1)	These amounts represent the threshold, target and maximum potential earnings under the 2018 Zebra Incentive Plan. The actual amounts earned in respect of 2018 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further discussion of the 2018 Zebra Incentive Plan.
(2)	These amounts represent the threshold, target and maximum number of shares of performance-vested restricted stock granted under Zebra’s long-term equity incentive plan on May 10, 2018. These awards are scheduled to vest on May 10, 2021 (having a three-year performance period ending on December 31, 2020). Please see “Compensation Discussion and Analysis” for further discussion of Zebra’s long-term equity incentive plan and the “Potential Payments Upon Termination of Employment or Change in Control” for further discussion of vesting terms upon certain termination events.
(3)	Represents shares of time-vested restricted stock granted under Zebra’s long-term equity incentive plan on May 10, 2018. These awards vest one-third on each of the first three anniversaries of the grant date. Please see “Compensation Discussion and Analysis” for further discussion of Zebra’s long-term equity incentive plan and the “Potential Payments Upon Termination of Employment or Change in Control” for further discussion of vesting terms upon certain termination events.
(4)	Represents the number of shares underlying SAR awards granted under Zebra’s long-term equity incentive plan on May 10, 2018. SARs become exercisable in 25% increments on each of the first four anniversaries of the grant date and expire on the seventh anniversary of the grant date. Please see “Compensation Discussion and Analysis” for further discussion of Zebra’s long-term equity incentive plan and the “Potential Payments Upon Termination of Employment or Change in Control” for further discussion of vesting terms upon certain termination events.
(5)	The base price equals the closing market price of our common stock on the date of grant or on the day immediately preceding grant.
(6)	The amounts included in this column were determined in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation and, in the case of performance-vested restricted stock awards, are calculated based on the probable satisfaction of the performance conditions. Please see Note 13, “Share-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.

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Outstanding Equity Awards at 2018 Fiscal Year-End

	Option/SAR Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Anders Gustafsson(3)
5/5/2011	54,484	0		41.57	5/5/2021
4/30/2012	62,289	0		38.79	4/30/2022
5/3/2013	36,201	0		46.07	5/3/2023
5/8/2014	19,493	0		74.72	5/8/2024
5/15/2015	15,893	5,298		108.20	5/15/2025
5/12/2016	21,128	21,128		51.42	5/12/2026
5/12/2016(1)						32,673	5,202,522
5/12/2016(4)								58,811	9,364,539
5/11/2017	8,378	25,136		98.87	5/11/2024
5/11/2017(1)						20,229	3,221,064
5/11/2017(5)								36,412	5,797,915
5/10/2018	0	25,214		149.57	5/10/2025
5/10/2018(8)						16,046	2,555,005
5/10/2018(6)								16,046	2,555,005
William Burns(7)
6/8/2015	3,903	1,302		112.95	6/8/2025
5/12/2016	5,533	5,534		51.42	5/12/2026
5/12/2016(1)						8,557	1,362,531
5/12/2016(4)								15,403	2,452,620
5/11/2017	1,927	5,782		98.87	5/11/2024
5/11/2017(1)						4,653	740,897
5/11/2017(5)								8,375	1,133,551
5/10/2018	0	5,463		149.57	5/10/2025
5/10/2018(8)						3,477	553,643
5/10/2018(6)								3,477	553,643

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	Option/SAR Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joachim Heel(9)
9/15/2014	8,572	0		73.50	9/15/2024
5/15/2015	3,394	1,132		108.20	5/15/2025
5/12/2016	4,426	4,428		51.42	5/12/2026
5/12/2016(1)						6,846	1,090,089
5/12/2016(4)								12,323	1,962,191
5/11/2017	1,508	4,525		98.87	5/11/2024
5/11/2017(1)						3,642	579,916
5/11/2017(5)								6,556	1,043,912
5/10/2018	0	4,203		149.57	5/10/2025
5/10/2018(8)						2,675	425,940
5/10/2018(6)								2,675	425,940
Olivier Leonetti(10)
11/17/2016	3,546	3,546		72.95	11/17/2026
11/17/2016(1)						5,484	873,217
11/17/2016(4)								9,871	1,571,759
5/11/2017	2,094	6,285		98.87	5/11/2024
5/11/2017(1)						5,058	805,385
5/11/2017(5)								9,104	1,449,630
5/10/2018	0	6,304		149.57	5/10/2025
5/10/2018(8)						4,012	638,831
5/10/2018(6)								4,012	638,831
Michael Terzich(11)
5/15/2015	917	917		108.20	5/15/2025
5/12/2016	0	3,648		51.42	5/12/2016
5/12/2016(1)						5,640	898,057
5/12/2016(4)								10,152	1,616,503
5/11/2017	1,215	3,645		98.87	5/11/2024
5/11/2017(1)						2,934	467,181
5/11/2017(5)								5,281	840,925
5/10/2018	0	3,194		149.57	5/11/2025
5/10/2018(8)						2,033	323,715
5/10/2018(6)								2,033	323,715
(1)	These restricted stock awards cliff vest three years after the grant date.
(2)	The market value is based on the $159.23 closing price of our common stock on The NASDAQ Stock Market on December 31, 2018.

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(3)	The stock appreciation right (“SAR”) granted on May 15, 2015 will vest with respect to 5,298 rights on May 15, 2019; the SAR granted on May 12, 2016 will vest with respect to 10,564 rights on each of May 12, 2019 and 2020; the SAR granted on May 11, 2017 will vest with respect to 8,378 rights on May 11, 2019 and with respect to 8,379 rights on each of May 11, 2020 and 2021; and the SAR granted on May 10, 2018 will vest with respect to 6,303 rights on each of May 10, 2019 and 2020 and with respect to 6,304 rights on each of May 10, 2021 and 2022.
(4)	Represents the number of restricted shares that would vest on May 12, 2019, based upon achievement of a threshold target CAGR of 2018 net sales over 2015 net sales and a threshold target of 2018 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2018 adjusted EBITDA margin is as follows: Mr. Gustafsson –58,811 shares; Mr. Burns – 15,403 shares; Mr. Heel – 12,323 shares; Mr. Leonetti – 9,871 shares; and Mr. Terzich – 10,152 shares.
(5)	Represents the number of restricted shares that would vest on May 11, 2020, based upon achievement of a threshold target CAGR of 2019 net sales over 2016 net sales and a threshold target of 2019 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2019 adjusted EBITDA margin is as follows: Mr. Gustafsson –36,412 shares; Mr. Burns – 8,375 shares; Mr. Heel – 6,556 shares; Mr. Leonetti – 9,104 shares; and Mr. Terzich – 5,281 shares.
(6)	Represents the number of restricted shares that would vest on May 10, 2021, based upon achievement of a threshold target CAGR of 2020 net sales over 2017 net sales and a threshold target of 2020 adjusted EBITDA margin. The maximum number of restricted shares that may vest based upon the achievement of a maximum target level of net sales CAGR and a maximum target level of 2020 adjusted EBITDA margin is as follows: Mr. Gustafsson –28,883 shares; Mr. Burns – 6,259 shares; Mr. Heel – 4,815 shares; Mr. Leonetti – 7,222 shares; and Mr. Terzich – 3,659 shares. See “Grants of Plan-Based Awards in 2018” table and footnote 2 to that table for a more detailed description of these awards.
(7)	The SAR granted on June 8, 2015 will vest with respect to 1,302 rights on June 8, 2019; the SAR granted on May 12, 2016 will vest with respect to 2,767 rights on each of May 12, 2019 and 2020; the SAR granted on May 11, 2017 will vest with respect to 1,927 rights on each of May 11, 2019 and 2020 and with respect to 1,928 rights on May 11, 2021; and the SAR granted on May 10, 2018 will vest with respect to 1,365 rights on May 10, 2019, and with respect to 1,366 rights on each of May 10, 2020, 2021 and 2022.
(8)	These restricted stock awards vest pro rata over three years after the grant date.
(9)	The SAR granted on May 15, 2015 will vest with respect to 1,132 rights on May 15, 2019; the SAR granted on May 12, 2016 will vest with respect to 2,214 rights on each of May 12, 2019 and 2020; the SAR granted on May 11, 2017 will vest with respect to 1,508 rights on each of May 11, 2019 and 2020 and with respect to 1,509 rights on May 11, 2021; and the SAR granted on May 10, 2018 will vest with respect to 1,050 rights on May 10, 2019, and with respect to 1,051 rights on each of May 10, 2020, 2021 and 2022.
(10)	The SAR granted on November 17, 2016 will vest with respect to 1,773 rights on each of November 17, 2019 and 2020; the SAR granted on May 11, 2017 will vest with respect to 2,095 rights on each of May 11, 2019, 2020 and 2021; and the SAR granted on May 10, 2018 will vest with respect to 1,576 rights on each of May 10, 2019, 2020, 2021 and 2022.
(11)	The SAR granted on May 15, 2015 will vest with respect to 917 rights on May 15, 2019; the SAR granted on May 12, 2016 will vest with respect to 1,824 rights on each of May 12, 2019 and 2020; the SAR granted on May 11, 2017 will vest with respect to 1,215 rights on each of May 11, 2019, 2020, and 2021; and the SAR granted on May 10, 2018 will vest with respect to 798 rights on each of May 10, 2019 and 2020, and with respect to 799 rights on each of May 10, 2021 and 2022.

Option/Stock Appreciation Right Exercises and Stock Vested

The table below sets forth information with respect to stock options and stock appreciation rights exercised by the named executive officers during 2018 and awards of restricted stock that vested in 2018.

Options and Stock Appreciation Rights Exercised and Stock Vested in 2018

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anders Gustafsson	160,229	21,717,259	30,006	4,634,427
William Burns	0	0	7,372	1,184,385
Joachim Heel	0	0	6,410	990,025
Olivier Leonetti	0	0	0	0
Michael Terzich	18,966	2,063,605	5,195	802,368
(1)	Value calculated as the difference between the market price of the underlying securities on the date of exercise and the exercise or base price of the exercised stock options or stock appreciation rights.

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Non-Qualified Deferred Compensation

Pursuant to Zebra’s non-qualified deferred compensation plan, a named executive officer may defer, on a pre-tax basis, up to 50% of his base salary and annual incentive award. Deferred compensation balances are credited with gains or losses which mirror the performance of benchmark investment funds selected by the participant under the plan. All credited amounts are unfunded general obligations of Zebra, and participants have no greater rights to payment than any unsecured general creditor of Zebra.

The value of a participant’s account changes based upon the performance of a participant’s selected benchmark investment funds. Account balances are paid either in a lump sum or in annual installments. The plan permits payment upon, among other things, a termination of employment or a change in control of Zebra. Zebra does not make contributions to the plan, but pays the costs of administration.

The table below shows the funds available under the plan and the 2018 rates of return.

Fund Name	2018 Rate of Return (%)
American Funds New Perspective Fund Class R-6 (RNPGX)	-5.56
American Funds EuroPacific Growth Fund Class R-6 (RERGX)	-14.91
Vanguard Extended Market Index Fund Institutional Shares (VIEIX)	-9.35
Vanguard Federal Money Market Fund (VMFXX)	1.78
Vanguard Institutional Index Fund Institutional Shares (VINIX)	-4.41
Vanguard FTSE Social Index Fund (VFTSX)	-3.45
Vanguard Institutional Target Retirement 2015 Fund (VITVX)	-2.91
Vanguard Institutional Target Retirement 2020 Fund (VITWX)	-4.21
Vanguard Institutional Target Retirement 2025 Fund (VRIVX)	-5.02
Vanguard Institutional Target Retirement 2030 Fund (VTTWX)	-5.82
Vanguard Institutional Target Retirement 2035 Fund (VITFX)	-6.56
Vanguard Institutional Target Retirement 2040 Fund (VIRSX)	-7.31
Vanguard Institutional Target Retirement 2045 Fund (VITLX)	-7.87
Vanguard Institutional Target Retirement 2050 Fund (VTRLX)	-7.87
Vanguard Institutional Target Retirement 2055 Fund (VIVLX)	-7.84
Vanguard Institutional Target Retirement 2060 Fund (VILVX)	-7.88
Vanguard Institutional Target Retirement 2065 Fund (SXFX)	-7.84
Vanguard Institutional Target Retirement Income Fund (VITRX)	-1.98
LSV Value Equity Fund (LSVEX)	-14.57
PIMCO Total Return Instl (PTTRX)	-0.26
Royce Opportunity Fund Institutional Class (ROFIX)	-19.83
T. Rowe Price International Discovery (PRIDX)	-17.47
T. Rowe Price Small-Cap Stock (OTCFX)	-3.24
Vanguard Total International Stock Index Fund Institutional Shares (VTSNX)	-14.39
Vanguard Total Bond Market Index Fund Institutional Shares (VBTIX)	-0.01
T. Rowe Price Institutional Large Cap Growth Fund (TRLGX)	4.32

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Nonqualified Deferred Compensation for 2018

The table below sets forth information regarding the named executive officers’ participation in the plan in 2018.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Anders Gustafsson	0	0	0	0	0
William Burns	52,252	0	(7,979)	0	136,602
Joachim Heel	107,032	0	(20,825)	0	230,137
Olivier Leonetti	0	0	0	0	0
Michael Terzich	0	0	0	0	0
(1)	The amount(s) reported in this column are included in the summary compensation table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	The amount(s) reported in this column are not included in the summary compensation table.

Employment Agreements

Zebra has employment agreements with each of the named executive officers. Mr. Gustafsson’s employment agreement is substantially the same as the agreements of Messrs. Burns, Heel, Leonetti, and Terzich, except as described below.

Messrs. Burns, Heel, Leonetti, and Terzich

Messrs. Burns, Heel, Leonetti, and Terzich are entitled to annual base salaries and are eligible to earn targeted annual incentive awards under Zebra’s annual incentive plan. Eligibility to receive equity-based compensation is determined in the sole discretion of the Compensation Committee.

If the officer terminates his employment for good reason or Zebra terminates his employment without cause and under circumstances other than death or disability, the officer will be entitled to (i) a severance payment equal to one-year continuation of base salary; (ii) a pro rata portion of his annual incentive for the year in which his employment terminates, if the incentive otherwise would have been earned; (iii) any unpaid previously earned annual incentive; (iv) a severance payment equal to 100% of the officer’s target annual incentive for the year in which employment terminates; (v) outplacement services not to exceed $32,000; and (vi) the continuation of coverage under Zebra’s medical and dental insurance plans, with Zebra contributing to the cost of such coverage at the same rate Zebra pays for health insurance coverage for its active employees under its group health plan, until the earlier of (a) one year after the date of termination, or (b) the officer becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations. “Cause” includes the commission, indictment or conviction of a felony or misdemeanor involving fraud or dishonesty; a material breach of the employment agreement; willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior; failure to materially comply with a direction of the Board; or breach of fiduciary duty to Zebra.

If the officer terminates employment for good reason or Zebra terminates the officer’s employment without cause, and the termination occurs within 120 days immediately preceding or one year following a “change in control,” then the officer will be entitled to all compensation and benefits set forth in the immediately preceding paragraph, except that the officer will receive a payment equal to two times base salary in lieu of one-year salary continuation, plus two times target annual incentive in lieu of one times, which payment would be payable within 60 days following the later of the change in control or termination of employment. A “change in control” includes (1) an acquisition by a person or group of 35% or more of Zebra’s common stock; (2) a change in a majority of the Board within a 24-month period; (3) the approval by our stockholders of a complete liquidation or dissolution of Zebra; or (4) the consummation of a reorganization, merger or consolidation of Zebra or sale or other disposition of all or substantially all of the assets of Zebra. “Good reason” includes a demotion to a lesser position or assignment of duties materially inconsistent with the officer’s position, status or responsibilities; a material breach by Zebra of the employment agreement; or a decrease in base salary (unless applied proportionally).

If payments or benefits exceed the threshold under Section 4999 of the Internal Revenue Code and an excise tax becomes due, the officer would be entitled to a gross-up payment such that, after payment by him of all applicable taxes and excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed; provided, that if the threshold under Section 4999 is exceeded by 10% or less, the total payments he would be entitled to would be reduced so that no excise tax would be due. Messrs. Burns, Heel and Leonetti are not entitled to a gross-up payment if payments exceed the 3X parachute payment threshold under the Internal Revenue Code. If the parachute payments would exceed the 3X threshold, then the payments will be cut back to an amount that is one dollar less than the threshold. However, this cut back would not be made if Messrs. Burns, Heel or Leonetti, as applicable, would have more “after excise tax” dollars if he paid the excise tax.

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Each officer is bound by non-competition and non-solicitation provisions until two years following termination. Each officer has agreed to confidentiality covenants during and after employment.

Mr. Gustafsson

Mr. Gustafsson’s employment agreement provides for a minimum base salary of $700,000, a target annual incentive equal to 100% of salary and a maximum annual incentive equal to 200% of salary. Mr. Gustafsson’s agreement also provides (i) that any decrease in Mr. Gustafsson’s starting date salary permits him to terminate his employment for good reason and (ii) if Mr. Gustafsson terminates employment for good reason or Zebra terminates his employment without cause and under circumstances other than death or disability, he will not receive outplacement services, the unvested portion of non-performance-based equity awards will vest immediately (unless otherwise expressly set forth in an award agreement, such as Mr. Gustafsson’s time-vested SAR and restricted stock award agreements), the continuation of his salary will be for a period of two years, and, unless it is otherwise terminated, the continuation of healthcare coverage will be for a period of two years.

Potential Payments upon Termination of Employment or Change in Control

Described below are the potential payments and benefits to which the named executive officers would be entitled from Zebra under their employment agreements, their equity award agreements, and Zebra’s compensation and benefit plans upon termination of employment, if such termination had occurred as of December 31, 2018. Amounts actually received would vary based on factors such as the date on which a named executive officer’s employment terminates and the price of our common stock on such date. The tables exclude payments and benefits that are provided on a non-discriminatory basis to full-time salaried employees, such as accrued salary and vacation pay.

The named executive officers are not entitled to any payments or benefits as a result of a termination of employment for cause.

RETIREMENT OR VOLUNTARY RESIGNATION

Name	Salary Severance ($)	Incentive Severance ($)	Earned Incentive ($)(1)	Accelerated Options and SARs ($)	Accelerated Restricted Stock ($)(2)	Total ($)(3)
Anders Gustafsson	0	0	0	0	0	0
William Burns	0	0	0	0	0	0
Joachim Heel	0	0	0	0	0	0
Olivier Leonetti	0	0	0	0	0	0
Michael Terzich	0	0	0	0	0	0

(1)	Under the 2018 Zebra Incentive Plan, a participant may be paid any earned incentive award amount in the event of termination by reason of retirement, but not voluntary resignation. None of the named executive officers was eligible for retirement under the 2018 Zebra Incentive Plan.
(2)	Although none of the named executive officers was age 65 as of December 31, 2018, the time-vested restricted stock awards and performance-vested restricted stock awards granted in 2016, 2017 and 2018 provide for pro rata vesting for a termination of employment by reason of retirement on or after age 65 or prior to age 65 with the approval of the officer responsible for human resources. The performance-vested restricted stock awards would vest pro rata in accordance with the performance goals.
(3)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

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DEATH OR DISABILITY

Name	Salary Severance ($)	Incentive Severance ($)	Earned Incentive ($)(1)	Accelerated SARs ($)(2)	Accelerated Restricted Stock ($)(3)	Total ($)(4)
Anders Gustafsson	0	0	2,473,973	1,462,525	22,850,611	26,787,109
William Burns	0	0	806,666	1,058,651	6,996,885	8,862,202
Joachim Heel	0	0	709,012	848,879	5,527,892	7,085,783
Olivier Leonetti	0	0	1,029,092	746,208	5,977,749	7,753,049
Michael Terzich	0	0	585,824	690,952	4,470,096	5,746,871
(1)	Under the 2018 Zebra Incentive Plan, participants are entitled to any earned incentive award amount in the event of termination of employment by reason of death or disability. The amount assumes termination of employment at year end and is based on actual performance.
(2)	Time-vested SARs accelerate vesting in full, except that Mr. Gustafsson’s 2018, 2017, 2016, and 2015 time-vested SAR awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. The amounts reflect the difference between the exercise price of each SAR and the $159.23 closing price of our common stock on The NASDAQ Stock Market on December 31, 2018 for the following number of in-the-money SARs: Mr. Gustafsson – 40,640; Mr. Burns – 18,081; Mr. Heel – 14,288; Mr. Leonetti – 16,135; and Mr. Terzich – 11,404.
(3)	Time-vested restricted stock awards accelerate vesting in full, except that Mr. Gustafsson’s 2018, 2017, and 2016 time-vested restricted stock awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. For performance-vested restricted stock awards, the target number of shares accelerates, except that Mr. Gustafsson’s performance-vested restricted stock awards vest at target in a pro rata amount based on the number of days from the grant date through and including the date of termination of employment. The amounts reflect the $159.23 closing price of our common stock on The NASDAQ Stock Market on December 31, 2018, for the following number of shares of restricted stock: Mr. Gustafsson – 143,507; Mr. Burns – 43,942; Mr. Heel – 34,716; Mr. Leonetti – 37,542; and Mr. Terzich – 28,073.
(4)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

TERMINATION BY ZEBRA WITHOUT CAUSE OR BY OFFICER FOR GOOD REASON

Name	Salary Severance ($)(1)	Incentive Severance ($)(1)	Earned Incentive ($)(2)	Accelerated SARs ($)(3)	Accelerated Restricted Stock ($)(4)	Medical, Dental, Outplacement ($)(5)	Total ($)(6)
Anders Gustafsson	2,000,000	1,250,000	2,473,973	1,258,119	18,836,188	23,451	25,841,731
William Burns	477,405	405,794	806,666	8,488	4,726,395	48,937	6,473,686
Joachim Heel	475,088	356,316	709,012	6,531	3,754,403	48,937	5,350,287
Olivier Leonetti	546,000	518,700	1,029,092	9,795	3,260,306	48,937	5,412,830
Michael Terzich	421,824	295,277	585,824	4,963	3,065,177	48,937	4,422,002

(1)	The named executive officers are entitled to severance equal to salary for one year and one times target incentive, except Mr. Gustafsson, who is entitled to salary for two years and one times target incentive.
(2)	Under the 2018 Zebra Incentive Plan, and in accordance with the named executive officers’ employment agreements, the named executive officer may be paid an earned incentive award amount in the event of termination by Zebra without cause or termination by the named executive officer for good reason. The amount assumes termination of employment at year end and is based on actual performance.
(3)	The time-vested SAR awards granted in 2018 to all executives, and Mr. Gustafsson’s 2018, 2016, and 2015 time-vested SAR awards, vest pro rata based on the number of days from the grant date through and including the date of termination of employment. The amounts reflect the difference between the exercise price of each SAR and the $159.23 closing price of our common stock on The NASDAQ Stock Market on December 31, 2018 for the following number of in-the-money SARs: Mr. Gustafsson – 19,480; Mr. Burns – 879; Mr. Heel – 676; Mr. Leonetti – 1,014; and Mr. Terzich – 514.
(4)	Time-vested restricted stock awards granted in 2018, 2017, and 2016 to all executives vest pro rata based on the number of days from the grant date through and including the date of termination of employment. Performance-vested restricted stock awards granted in 2017 and 2016 to executives accelerate vesting in accordance with the performance-based vesting goals on a pro rata basis. Because no portion of the performance periods ending December 31, 2019 or December 31, 2020 has been completed as of December 31, 2018, the 2018 performance-vested restricted stock awards granted to executives are reflected in the table on a pro-rata basis at target performance. The performance-vested restricted stock awards vest pro rata based on the number of days from the grant date through and including the date of termination of employment. The amounts reflect the $159.23 closing price of our common stock on The NASDAQ Stock Market on December 31, 2018 for the following number of shares of restricted stock: Mr. Gustafsson – 118,295; Mr. Burns – 29,683; Mr. Heel – 23,578; Mr. Leonetti – 20,475; and Mr. Terzich – 19,250.
(5)	The named executive officers are entitled to healthcare and dental coverage for up to one year and outplacement services with a value up to $32,000, except Mr. Gustafsson, who is entitled to healthcare and dental coverage for up to two years, but no outplacement services.
(6)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

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TERMINATION BY ZEBRA WITHOUT CAUSE OR BY OFFICER FOR GOOD REASON CONCURRENTLY WITH A CHANGE IN CONTROL(1)

Name	Salary Severance ($)(2)	Incentive Severance ($)(2)	Earned Incentive ($)(3)	Accelerated SARs ($)(4)(5)	Restricted Stock ($)(4) (6)	Medical, Dental, Outplacement ($)(7)	Excise Tax Gross Up ($)(8)	Total ($)(9)
Anders Gustafsson	2,000,000	2,500,000	2,473,973	4,308,943	21,957,180	23,451	–	32,263,547
William Burns	954,810	811,589	806,666	1,058,651	6,996,885	48,937	–	10,677,537
Joachim Heel	950,176	712,632	709,012	848,879	5,527,892	48,937	–	8,797,528
Olivier Leonetti	1,092,000	1,037,400	1,029,092	746,208	5,977,749	48,937	–	9,931,386
Michael Terzich	843,648	590,554	585,824	690,952	4,470,096	48,937	–	7,230,010

(1)	The named executive officers are entitled to the severance amounts and earned incentive award, if any, if Zebra terminates the named executive officer’s employment without cause or the named executive officers terminate employment for good reason within 120 days before or one year after a change in control, commonly referred to as a “double trigger.” The meanings of change in control, good reason and cause are set forth under “Employment Agreements” above.
(2)	The named executive officers, including Mr. Gustafsson, are entitled to severance equal to two times salary and target incentive.
(3)	Under the 2018 Zebra Incentive Plan, participants are entitled to any earned incentive award amount in the event of termination by Zebra without cause or, in accordance with the named executive officers’ employment agreements, termination by the named executive officer for good reason in the event of a change in control. The amount assumes termination of employment at year end and is based on actual performance.
(4)	Under the 2011 Long-Term Incentive Plan and the 2015 Long-Term Incentive Plan (collectively the “LTIPs”), if pursuant to a change in control of Zebra effective December 31, 2018 stockholders receive consideration consisting solely of publicly traded common stock and outstanding equity awards are assumed or provision is made for the continuation of these awards after the change in control, then such awards will continue in accordance with their terms. These awards, however, also provide that if the participant’s employment is terminated by the participant for good reason or by Zebra without cause after the change in control, then vesting of the awards will accelerate. Because Securities and Exchange Commission rules require that we assume a termination of employment occurs concurrently with a change in control, the amounts set forth in the table includes equity awards that under the LTIPs contain “double trigger” acceleration provisions.
(5)	The following number of unvested in-the-money SARs held by the named executive officers would be accelerated as a result of a change in control and concurrent termination of employment on December 31, 2018: Mr. Gustafsson – 76,776; Mr. Burns – 18,081; Mr. Heel – 14,288; Mr. Leonetti – 16,135; and Mr. Terzich – 11,404. The amounts reflect the difference between the $159.23 closing of our common stock on The NASDAQ Stock Market on December 31, 2018 and the base price of each SAR.
(6)	The following total number of unvested shares of restricted stock held by the named executive officers would be accelerated as a result of a change in control and concurrent termination of employment on December 31, 2018: Mr. Gustafsson – 137,896; Mr. Burns – 43,942; Mr. Heel – 34,716; Mr. Leonetti – 37,542; and Mr. Terzich – 28,073. Performance-vested restricted stock awards granted in 2017, 2016, and 2015 vest at the target number of shares. The amounts reflect the $159.23 closing price of our common stock on The NASDAQ Stock Market on December 31, 2018.
(7)	The named executive officers are entitled to healthcare and dental coverage for up to one year and outplacement services with a value up to $32,000, except Mr. Gustafsson, who is entitled to healthcare and dental coverage for up to two years, but no outplacement services.
(8)	Represents estimated tax gross ups on severance, accelerated options, SARs and restricted stock, and healthcare and dental benefits.
(9)	Excludes the amount of previously earned and fully vested deferred compensation under Zebra’s deferred compensation plans that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

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CEO Pay Ratio

Identification of Median Employee

To identify the median employee, we used a valid statistical sampling method. We selected a median pool of employees from the overall population, including the identified median employee.

We compiled a list of all full-time, part-time, temporary, and seasonal employees who were employed on November 1, 2017, including employees working inside and outside the United States, but excluding Mr. Gustafsson who served as CEO for all of 2017. As permitted according to SEC guidance, we determined the median pool of employees based on a consistently applied compensation measure, which was target total cash compensation. We define target total cash compensation as base wages and annual incentives at target payable in cash during 2017.

On November 1, 2017 Zebra had 7,161 employees worldwide. Under the five percent de minimis exception established by the SEC, the countries and applicable number of employees that were excluded are as follows:

Country Name	Headcount	Country Name	Headcount
Argentina	14	Kazakhstan	2
Austria	12	Kenya	1
Belgium	10	Morocco	1
Denmark	8	New Zealand	3
Egypt	2	Norway	4
Finland	2	Portugal	4
France	86	Romania	4
Germany	74	Saudi Arabia	5
Greece	2	Serbia	4
Hong Kong	5	Spain	31
Hungary	4	Switzerland	3
Indonesia	4	Thailand	9
Israel	6	Ukraine	1
Italy	32	United Arab Emirates	14

From the remaining 6,813 employees, we determined the median individual based on estimated target total cash compensation, and selected a medianable pool of 451 employees (more than six percent (6%) of our total employee population). We reviewed the pool of medianable employees to determine if it over-represented or under-represented any countries and determined that the pool included a representative mix of employees.

We then obtained actual total cash compensation recorded during 2017 via payroll data for the pool of medianable employees. We identified the median employee by referencing the actual payroll data and calculated such employee’s annual total compensation using the same methodology that we use to determine the annual total compensation, as reported above in the Summary Compensation Table.

We believe there have been no changes in our employee population or our compensation arrangements in 2018 that would result in a material change in our pay ratio disclosure or our median employee. To calculate the below ratio, because our originally identified median employee was no longer employed by Zebra at December 31, 2018, as permitted by Item 402, we selected another employee whose total compensation is substantially similar to the original median employee’s total compensation.

CEO Pay Ratio Calculation

For 2018,

●	the total annual compensation of the employee identified at the median of all of our employees, other than Mr. Gustafsson, our CEO, was $68,162; and
●	Mr. Gustafsson’s annual total compensation, as reported in the Summary Compensation Table, was $9,496,092.
●	Based on this information, the ratio of the annual total compensation of Mr. Gustafsson to the median of the annual total compensation of all employees was estimated to be 139.32 to 1.

Our methodology may differ materially from the methodology used by other companies to prepare their CEO pay ratio, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry or peer group.

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Equity Compensation Plan Information

The following table provides information related to Zebra’s equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	1,320,325	(1)	$ 75.79	4,630,242	(2)
Equity Compensation Plans Not Approved by Security Holders	0		0	0
TOTAL	1,320,325		$ 75.79	4,630,242
(1)	Reflects shares of Zebra common stock issuable pursuant to outstanding options and stock appreciation rights under the 2006 Incentive Compensation Plan, 2011 Long-Term Incentive Plan, 2015 Long-Term Incentive Plan and 2018 Long-Term Incentive Plan (“2018 LTIP”).
(2)	Reflects the number of shares available under the 2018 LTIP (3,789,980 shares) and 2011 Employee Stock Purchase Plan (840,262 shares). All of the shares under the 2018 LTIP are available for any award made under the 2018 LTIP, including options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units.

Compensation Committee Interlocks and Insider Participation

Only independent directors served on the Compensation Committee during 2018. None of the members of the Compensation Committee (i) has ever been an officer or other employee of Zebra or (ii) has any relationship requiring disclosure under Item 404 of the Security and Exchange Commission’s Regulation S-K. No executive officer of Zebra served in 2018 on the compensation committee or similar body of any organization that determined compensation payable to any member of the Compensation Committee.

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Proposal 2	Advisory Vote to Approve Compensation of Named Executive Officers

Zebra is seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission. This is known as a “say-on-pay” proposal. At Zebra’s 2018 Annual Meeting of stockholders, the proposal was approved by 96.79% of the votes cast for or against the proposal. At Zebra’s 2017 Annual Meeting, our stockholders indicated a preference of holding an annual say on pay vote.

We ask our stockholders to approve the following resolution:

“Resolved, that the compensation of the named executive officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Executive Summary-Compensation Discussion and Analysis, Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

As described in detail under “Executive Summary — Compensation Discussion and Analysis” and “Compensation Discussion and Analysis,” our total rewards and executive compensation programs are designed to attract, retain, motivate, develop and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate and individual goals, and the realization of increased stockholder value.

Our Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Our Compensation Committee also regularly reviews its own processes to ensure alignment with its charter and regulatory requirements. This review includes such topics as peer group and survey compensation review analysis, total rewards philosophy, Compensation Committee charter review and a compensation risk assessment.

We are asking our stockholders to approve our named executive officer compensation as described in this proxy statement. This proposal gives you the opportunity to express your view on the compensation of our named executive officers. This stockholder vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We ask you to vote “FOR” the approval of the resolution included above.

This vote is advisory, and therefore not binding on Zebra, our Compensation Committee, or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the results of the vote, as appropriate, in making future decisions regarding the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Report of the Audit Committee

The Audit Committee of Zebra’s Board of Directors is comprised of four directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are: Mr. Smith, Chair, and Messrs. Ludwick, Modruson and Manire.

The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra’s audited financial statements with management, and management has represented to the Audit Committee that Zebra’s financial statements were prepared in accordance with accounting principles generally accepted in the United States and that such financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The Committee also discussed with the independent accountants the matters required to be discussed by applicable accounting standards. The Audit Committee received the written disclosures and letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence.

The Audit Committee recommended that the Board of Directors include the audited financial statements of Zebra in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission. This recommendation was based on the Audit Committee’s review and discussions with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representation described above.

Audit Committee

Michael A. Smith, Chair

Andrew K. Ludwick

Ross W. Manire

Frank Modruson

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Fees of Independent Auditors

Ernst & Young LLP acted as the principal independent auditor for Zebra during 2018 and 2017. The firm also provided certain audit-related, tax and permitted non-audit services. The Audit Committee pre-approves all audit, audit-related, tax and permitted non-audit services performed for Zebra by its independent auditors. In 2018 and 2017, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No impermissible non-audit services were rendered by Ernst & Young LLP to Zebra in 2018 or 2017.

Zebra paid Ernst & Young LLP the following fees and expenses for services provided for the years ended December 31, 2018 and 2017:

Fees	2018	2017
Audit Fees(1)	$5,501,778	$6,001,760
Audit-Related Fees(2)	433,000	2,000
Tax Fees(3)	301,000	718,090
All Other Fees	–	–
TOTAL	$6,235,778	$6,721,850

(1)	Consists of fees for the audit of Zebra’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. Also includes fees for the 2018 and 2017 audits of internal control over financial reporting.
(2)	For 2018, audit-related fees primarily consists of fees paid to Ernst & Young related to diligence for an acquisition.
(3)	For 2018, tax planning and tax consulting fees were $301,000, all of which related to tax consulting. For 2017, tax planning and tax consulting fees were $718,090, of which $546,300 related to Zebra’s international holding company restructuring.

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Proposal 3	Ratification of Appointment of Independent Auditors

The Audit Committee appointed Ernst & Young LLP, independent certified public accountants, as auditors of Zebra’s financial statements for the year ending December 31, 2019. Ernst & Young LLP has served as Zebra’s independent certified public accountants since 2005.

The Board gives stockholders the opportunity to express their opinions on the matter of auditors for Zebra, and, accordingly, is submitting a proposal to ratify the Audit Committee’s appointment of Ernst & Young. If this proposal does not receive the affirmative vote of a majority of the votes cast at the annual meeting, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Ernst & Young.

Zebra expects that representatives of Ernst & Young will be present at the meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2019.

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Executive Officers

The following information identifies and gives other information about our executive officers, other than Anders Gustafsson, our CEO, about whom information is given above under “Proposal 1- Election of Directors.”

William Burns Senior Vice President, Chief Product and Solutions Officer Age: 51	Mr. Burns joined Zebra in 2015 to lead its largest business unit as Senior Vice President, Enterprise Visibility and Mobility, which includes mobile computing, data capture and RFID solutions, as well as Zebra’s chief technology office. Mr. Burns served as chief executive officer of Embrane, a Silicon Valley-based venture capital backed start-up, which was acquired by Cisco in April 2015. Prior to joining Embrane, Mr. Burns served as chief executive officer of Spirent Communications, a global leader in test and measurement solutions publicly traded on the London Stock Exchange. He has also held various executive and sales leadership roles at Tellabs, Inc., now Coriant. Mr. Burns has a MBA from Temple University, a B.S. degree in business administration from Misericordia University, and an associate’s degree in engineering from Pennsylvania State University.

Michael Cho Senior Vice President, Corporate Development Age: 50	Mr. Cho joined Zebra in 2010 and served as Vice President, Strategy from 2010 until 2011 and Vice President, Corporate Development from 2011 until 2013. From 2008 to 2010 he served as Vice President, Business Development, of the Healthcare division of Amcor Limited, a global packaging company. Prior to that, Mr. Cho served from 2007 to 2008 as Vice President, Business Development of CommScope Inc., a global communications solutions company. From 2005 to 2007, Mr. Cho served as Vice President, Business Development of the Antenna & Cable Products Group at Andrew Corporation, which he joined in 2004 as Director, Corporate Development & Strategy. From 1999 to 2004 Mr. Cho was a consultant with McKinsey & Company. Mr. Cho received an MBA from Harvard Business School and a B.S. in Finance from the University of Illinois at Urbana-Champaign.

Joachim Heel Senior Vice President, Global Sales Age: 53	Mr. Heel joined Zebra in 2014 to lead Zebra’s global sales team as Senior Vice President, Global Sales. Previously, Mr. Heel served as vice president of enterprise sales at IBM, where he oversaw the sales of the company’s product and services portfolio in Germany, Austria and Switzerland and, later, for the U.S. Midwest region. He is the former senior vice president of global services for Avaya, a provider of business collaboration and communications solutions, as well as for Sun Microsystems, which was later acquired by Oracle Corporation. Earlier in his career, Mr. Heel was a partner at McKinsey & Company, where he worked for 13 years. Mr. Heel received MBA and M.S. degrees from the University of Karlsruhe in Germany and a Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

Cristen Kogl Senior Vice President, General Counsel and Corporate Secretary Age: 53	Ms. Kogl joined Zebra in 2015 and currently serves as its Senior Vice President, General Counsel and Corporate Secretary. Prior to her current position, Ms. Kogl held a variety of progressive positions including Vice President, Corporate Counsel and Vice President, Assistant General Counsel and Assistant Corporate Secretary. Prior to joining Zebra, Ms. Kogl was the Executive Vice President and General Counsel at National Express LLC - North American division of National Express Plc. Ms. Kogl held vice president and corporate secretary positions at The ServiceMaster Company where she was also deputy general counsel and W.W. Grainger, Inc. where she was also chief compliance officer. Earlier in her career, at Spyglass, Inc., she held the roles of vice president and general counsel. Ms. Kogl received her Juris Doctor degree from the University of Wisconsin-Madison Law School and her Bachelor of Arts in Political Science from Lake Forest College.

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Olivier Leonetti Chief Financial Officer Age: 54	Mr. Leonetti joined Zebra in November 2016 as its Chief Financial officer. Mr. Leonetti joined Zebra from Western Digital, an industry-leading provider of storage technologies and solutions with $13 billion in revenue for fiscal year ended July 1, 2016. In that role, Mr. Leonetti was responsible for all finance functions, including accounting, tax, treasury, financial planning and investor relations. Prior to Western Digital, Mr. Leonetti served as Vice President, Finance – Global Commercial Organization at Amgen, Inc., where he facilitated the implementation of worldwide product development and commercial strategies. From 1997 to 2011, Mr. Leonetti served in various senior finance positions with increasing responsibility at Dell Inc., including most recently as Vice President, Finance. Prior to Dell Inc., Mr. Leonetti served in various worldwide finance capacities with Lex Rac Service plc and the Gillette Company. He currently serves as a board member of Junior Achievement. He received his MBA from the Institute of Business Management, Grenoble (I.A.E.), France and is a Chartered Certified Accountant obtained in England.

Colleen O’Sullivan Chief Accounting Officer Age: 51	Ms. O’Sullivan joined Zebra in 2016 as Chief Accounting Officer. Ms. O’Sullivan most recently served as Senior Vice President and Chief Financial Officer at Career Education Corporation. In addition to that position at Career Education Corporation, she held the positions of Senior Vice President, Controller and Chief Accounting Officer, and Vice President and Controller. Previously, she held various finance and accounting positions at Hewitt Associates and Sears Holdings Corporation. Earlier in her career, she held various roles in the audit practice at Arthur Andersen. Ms. O’Sullivan received a Bachelor of Science from the University of Illinois and is a certified public accountant.

Jeffrey Schmitz Senior Vice President and Chief Marketing Officer Age: 55	Mr. Schmitz joined Zebra in 2016 as its Chief Marketing Officer. Since 2009, Mr. Schmitz served in growing levels of responsibility for Spirent Communications, including general manager of Networks & Applications, chief marketing officer and, most recently, executive vice president. Prior to Spirent, Mr. Schmitz served as senior vice president of Sales and Marketing at Rivulet Communications, a medical imaging company, vice president of Marketing & Product Management at Visual Networks, an enterprise software company, and Tellabs, where he held various executive positions. He holds a B.S. degree in electrical engineering from Marquette University and a M. S. degree in computer science from the Illinois Institute of Technology.

Michael H. Terzich Senior Vice President, Chief Administrative Officer Age: 57	Mr. Terzich joined Zebra in 1992 and currently serves as Zebra’s Chief Administrative Officer. Prior to his current position, he served as Senior Vice President, Global Sales and Marketing from 2011 to 2014 and as Senior Vice President, Global Sales and Marketing of our Specialty Printer Group from 2006 to 2011. From 2003 until 2006 he served as Zebra’s Senior Vice President, Office of the CEO, and from 2001 until 2003, as Vice President and General Manager, Tabletop and Specialty Printers. Prior to 2001, Mr. Terzich held a variety of positions of increasing responsibility including Vice President and General Manager, Vice President of Sales for North America, Latin America, and Asia Pacific, Vice President of Strategic Project Management, Director, Integration Project Management, Director of Printer Products, and Director of Customer and Technical Services. Mr. Terzich earned his B.S. degree in Marketing from the University of Illinois - Chicago and an MBA from Loyola University of Chicago.

Stephen Williams Senior Vice President, Chief Supply Chain Officer Age: 49	Mr. Williams joined Zebra in 2018 as its Chief Supply Chain Officer. Prior to joining Zebra, he served in growing levels of responsibility for Cisco Systems, most recently as its Vice President, Americas, Supply Chain Operations. Earlier in his career, Mr. Williams held various finance positions at Applied Materials and Banknorth Group. Mr. Williams holds a B.S. degree in business administration from Mansfield University of Pennsylvania.

The Board of Directors approves the appointment of Zebra’s executive officers. There are no family relationships among any of our directors or executive officers.

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Ownership of Our Common Stock

This table shows how many shares of our common stock certain individuals and entities beneficially owned on March 22, 2019, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our directors, (3) the named executive officers and (4) all directors and executive officers as a group. A person has beneficial ownership over shares if the person has sole or shared voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each individual or entity included in the table below has sole voting and investment power over the shares, except as described below.

Name and Address	Number		% of Shares (1)
More than 5% Stockholders
The Vanguard Group, Inc.	5,659,950	(2)	10.49%
Blackrock, Inc.	4,851,336	(3)	8.99%
Directors and Executive Officers
Anders Gustafsson	559,394	(4)	1.1%
Chirantan J. Desai	4,902		*
Richard L. Keyser	44,656	(4)	*
Andrew K. Ludwick	14,192	(4)	*
Ross W. Manire	28,572		*
Frank Modruson	15,236		*
Janice Roberts	11,801		*
Michael A. Smith	42,583	(4)	*
William Burns	44,870	(4)	*
Joachim Heel	59,139	(4)	*
Olivier Leonetti	32,779	(4)	*
Michael Terzich	46,554	(4)	*
All Executive Officers and Directors as a group (17 persons)	958,880	(4)	1.77%

*	Less than one percent.
(1)	Based on 53,947,751 shares of common stock outstanding on March 22, 2019.
(2)	The Vanguard Group, Inc. is an investment advisor located at 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. According to Amendment No. 8 to its Schedule 13G filed on February 11, 2019, as of December 31, 2018, Vanguard had sole voting power with respect to 29,181 shares, sole dispositive power with respect to 5,628,203 shares, and shared dispositive power with respect to 31,747 shares.
(3)	Blackrock, Inc. is a holding company located at 55 East 52nd Street, New York, New York 10055. According to Amendment No. 7 to its Schedule 13G filed on February 6, 2019, as of December 31, 2018, Blackrock had sole voting power with respect to 4,638,020 shares and dispositive power as to all shares listed in the table.
(4)	Includes shares of common stock that may be acquired by May 21, 2019 upon exercise of stock options and stock appreciation rights as follows: Mr. Gustafsson – 217,454 shares; Mr. Keyser – 13,240 shares; Mr. Ludwick – 13,240 shares; Mr. Smith – 7,740 shares; Mr. Burns – 9,286 shares; Mr. Heel – 23,804 shares; Mr. Leonetti – 3,671 shares; Mr. Terzich – 4,754 shares; and directors and executive officers as a group – 301,953.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten percent stockholders to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. To our knowledge, all required reports were filed in a timely manner with the following exception. A Form 4 reporting, on behalf of Joachim Heel, our Senior Vice President, Global Sales, the disposition of 1,933 shares of common stock to cover tax liability on the vesting of time-vested restricted stock on September 15, 2017 was filed late due to an administrative error.

Stockholder Proposals and Other Business

We expect the 2020 Annual Meeting of Stockholders to be held on or about May 14, 2020. To be considered for inclusion in our proxy materials for the 2020 Annual Meeting, a stockholder proposal must be received at our principal executive offices at Three Overlook Point, Lincolnshire, Illinois 60069 by December 5, 2019. In addition, our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. A stockholder proposal or nomination intended to be brought before the 2020 annual meeting must be delivered to the Corporate Secretary no earlier than January 4, 2020, and no later than February 3, 2020. All proposals and nominations should be directed to our Corporate Secretary, Zebra Technologies Corporation, Three Overlook Point, Lincolnshire, Illinois 60069.

The Board and our management have not received notice of and are not aware of any business to come before the 2019 annual meeting other than the proposals we refer to in this proxy statement. If any other matter comes before the annual meeting, the proxies will use their judgment in voting the proxies.

We have made our 2018 Annual Report to Stockholders available in connection with this proxy solicitation, which includes our Annual Report on Form 10-K. If you would like another copy of our 10-K, excluding certain exhibits, please contact the Chief Financial Officer at the following address: Zebra Technologies Corporation, Three Overlook Point, Lincolnshire, Illinois 60069.

Questions and Answers About the Annual Meeting and These Proxy Materials

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

The following matters will be voted on at the meeting:

●	Proposal 1: To elect the two Class II directors named in this proxy statement with terms to expire in 2022;
●	Proposal 2: To hold an advisory vote to approve the compensation of our named executive officers;
●	Proposal 3: To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2019; and
●	Such other business if properly presented or any adjournment or postponement of the annual meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Zebra’s Board recommends that you vote:

●	FOR the election of the two directors nominated by our Board and named in this proxy statement, consisting of two Class II Directors with terms expiring in 2022;
●	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
●	FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2019.

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WILL THERE BE ANY OTHER ITEMS OF BUSINESS ON THE AGENDA?

If any other items of business or other matters are properly brought before the annual meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their judgment. Because the deadlines for stockholder proposals and nominations have passed, we do not expect any items of business to be brought before the annual meeting other than the items described in this proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our Class A common stock at the close of business on March 22, 2019, the record date, may vote at the meeting. We refer to the holders of our Class A common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of Class A common stock held as of the record date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

You may own shares directly in your name as a stockholder of record, which includes shares for which you have certificates. If your shares are registered directly in your name, you are the holder of record of those shares and you have the right to give your voting proxy directly to us or to vote in person at the meeting.

You may also own shares indirectly through a broker, bank or other holder of record. If you hold your shares indirectly, you hold the shares in “street name” and are a beneficial holder. As a beneficial holder, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

DO I HAVE TO DO ANYTHING IN ADVANCE IF I PLAN TO ATTEND THE ANNUAL MEETING IN PERSON?

An individual who is a beneficial owner of Class A common stock must bring to the meeting a legal proxy from the organization that holds the shares or a brokerage statement showing ownership of shares as of the close of business on the record date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the record date and are authorized to vote on behalf of the institution.

DO I HAVE ELECTRONIC ACCESS TO THE PROXY MATERIALS AND ANNUAL REPORT?

For holders of record, we are pleased to offer the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as our annual report and the proxy statement, you can access stockholder communications as soon as they are available without waiting for them to arrive in the mail. Holders of record can also reduce the number of documents in their personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. If you are a holder of record and would like to receive stockholder communications electronically in the future, please contact Computershare at 800-522-6645 or 201-680-6578. Enrollment is effective until cancelled.

Beneficial holders should refer to the information provided by the broker, bank or other institution that is the holder of record for instructions on how to elect to receive proxy statements and annual reports via the Internet. Most stockholders who hold their stock through a broker, bank or other holder of record and who have electronic access will receive an e-mail message containing the Internet address to use to access our proxy statement and annual report.

WHY DID I RECEIVE A ONE-PAGE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED MATERIALS?

Pursuant to rules adopted by the SEC, we have made these proxy materials available via the Internet and have elected to use the SEC’s notice and access rules for soliciting proxies. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to all stockholders as of the record date. You may access these proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials. You may also request to receive a printed set of these proxy materials. Instructions on how to access these proxy materials via the Internet and how to request a printed copy can be found in the Notice of Internet Availability of Proxy Materials. Additionally, by following the instructions in the Notice of Internet Availability of Proxy Materials, you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. As noted above, choosing to receive your future proxy materials by e-mail will save Zebra the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy

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Materials by contacting Broadridge Financial Solutions by phone at 1-866-540-7095 or by mail at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NJ, 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting Broadridge at the number or address shown above.

HOW DO I VOTE MY SHARES?

Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

If you are a holder of record, you may vote your shares in any of the following ways:

●	by telephone – You may vote your shares by calling the toll-free telephone number on the Notice of Internet Availability of Proxy Materials or your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Time, on May 15, 2019. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need mail a proxy card.
●	via the Internet – You may vote your shares via the website http://www.proxyvote.com. You may vote via the Internet 24 hours a day through 11:59 p.m., Eastern Time, May 15, 2019. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote via the Internet, you do not need to mail a proxy card. You may incur costs such as telephone and Internet access charges if you vote via the Internet.
●	by mail – If you received your proxy materials by mail, you may vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.
●	in person at the annual meeting – If you choose not to vote by telephone, via the Internet or by mail, you may still attend the meeting and vote in person. If you vote prior to the meeting, you may still attend the meeting and vote in person.

If you are a beneficial holder, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, via the Internet or by mail. If you wish to attend the meeting and vote in person, you must bring a legal proxy from the organization that holds the shares or a brokerage statement showing ownership of shares as of the close of business on the record date.

CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

If you are the holder of record, you may revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Corporate Secretary, (2) submit a later-dated proxy to our Corporate Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting. If you are a beneficial owner of shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

Our Board has appointed Michael A. Steele and Cristen Kogl to serve as the proxies for the meeting. Mr. Steele is Vice President, Investor Relations, of Zebra. Ms. Kogl is Senior Vice President, General Counsel and Corporate Secretary, of Zebra. By giving us your proxy, you are authorizing the proxies to vote, jointly or individually, your shares in the manner you indicate.

If you are a holder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	FOR the election of two directors nominated by our Board and named in this proxy statement as Class II directors with terms to expire in 2022 (Proposal 1);
●	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);
●	FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2019 (Proposal 3); and
●	In the discretion of the named proxies regarding any other matters properly presented for a vote at the annual meeting.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if he or she has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. If you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3 and any other routine matters properly presented for a vote at the meeting.

WHAT CONSTITUTES A QUORUM, AND WHY IS A QUORUM REQUIRED?

A quorum is necessary to hold a valid meeting of stockholders. If stockholders holding a majority of the voting power of the stock issued and outstanding and entitled to vote at the meeting are present in person or by proxy, a quorum will exist. Shares owned by Zebra are not voted and do not count for quorum purposes. On March 22, 2019, we had 53,947,751 shares of Class A common stock outstanding, meaning that 26,973,876 shares of Class A common stock must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a proxy or vote at the meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the meeting may adjourn the meeting to a later date.

To assure the presence of a quorum at the meeting, and even if you plan to attend the meeting, please vote your shares by toll-free telephone or via the Internet or, if you received your proxy materials by mail, complete, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

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WHAT IS THE EFFECT OF A BROKER NON-VOTE?

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting. Thus, a broker non-vote will not affect our ability to obtain a quorum. Broker non-votes will not have any effect on the outcome of any proposal to be voted on at the meeting.

WHAT IS THE VOTE REQUIRED FOR EACH PROPOSAL?

Nominees for director are elected by a plurality of the votes cast; however, each nominee who is elected by a plurality vote who does not receive a majority vote will have his or her resignation from the Board considered in accordance with Zebra’s Corporate Governance Guidelines. A “majority vote” means that the number of votes cast in favor of a nominee must exceed the number of votes withheld with respect to that nominee. Zebra has a resignation process with respect to uncontested elections of directors if a nominee does not receive a majority vote for election to the Board. Prior to making these proxy materials available, each nominee for director submits a binding but contingent letter of resignation. If a nominee is then elected by a plurality vote but does not receive a majority vote, the nominee will have his or her resignation considered by the Nominating and Governance Committee in light of the best interests of Zebra and its stockholders. The Nominating and Governance Committee will make a recommendation to the Board concerning the acceptance or rejection of the resignation(s).

In any contested election, nominees for director will continue to be elected by a plurality of the votes cast without a contingent resignation to be considered by the Board conditioned on receipt of a majority vote. A “contested election” means an election of directors (i) for which the Corporate Secretary of Zebra has received a notice that a stockholder has nominated a person for election to the Board in compliance with Zebra’s Amended and Restated By-Laws and (ii) such nomination has not been withdrawn at least five days prior to the date Zebra first makes these proxy materials available to stockholders. Neither abstentions nor broker non-votes count as votes cast.

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of two Class II directors with terms expiring in 2022	Plurality of votes cast with resignation process if majority vote not achieved	No
Proposal 2 – Advisory vote to approve named executive officer compensation	Majority of the votes cast for or against	No
Proposal 3 – Ratify the appointment of Ernst & Young LLP as our independent auditors for 2019	Majority of the votes cast for or against	Yes

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The two nominees receiving the most FOR votes will be elected. A properly executed proxy that is marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than three nominees for director and stockholders may not cumulate votes in the election of directors.

With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, your abstention will not affect the vote on the proposal since the proposal requires approval of a majority of the votes cast for or against.

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED OR POSTPONED?

Your proxy will still be effective and will be voted at the rescheduled annual meeting. You will still be able to change or revoke your proxy until it is voted.

WHO IS PAYING FOR THE COSTS OF THIS PROXY SOLICITATION?

We will bear the expense of soliciting proxies. We have retained Alliance Advisors LLC to solicit proxies for a fee of $16,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Zebra personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

HOW CAN I FIND THE RESULTS OF THE ANNUAL MEETING?

Preliminary results will be announced at the meeting. Results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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Five Decades of Innovation

50

Innovating at the edge since 1969

ZEBRA

www.zebra.com

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ZEBRA

ZEBRA TECHNOLOGIES CORPORATION
3 OVERLOOK POINT
LINCOLNSHIRE, IL 60069

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information prior to 11:59 PM Eastern Time on May 15, 2019. Please have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Zebra in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions prior to 11:59 PM Eastern Time on May 15, 2019. Please have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E70103-P21639

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZEBRA TECHNOLOGIES CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Class II term to expire 2022

01) Frank B. Modruson
02) Michael A. Smith

	For	Against	Abstain
2. Proposal to approve, by non-binding vote, compensation of named executive officers.	☐	☐	☐

For address changes and/or comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in the full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Please do not vote by more than one method. Your vote last received will be your official vote. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 16, 2019:
Zebra's Proxy Statement for the 2019 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2018, are available at: https://materials.proxyvote.com/989207.

E70104-P21639

ZEBRA TECHNOLOGIES CORPORATION

Revocable Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019, AND AT ANY ADJOURNMENT THEREOF.

The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation, hereby appoints Michael Steele and Cristen Kogl as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Zebra headquarters building at 3 Overlook Point, Lincolnshire, Illinois in the main floor conference room, on Thursday, May 16, 2019, at 10:30 a.m., Central Time, or any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned.

NOTE: The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for director, "FOR" proposals 2 and 3, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. This Proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Zebra prior to the meeting or by filing with the Secretary of Zebra prior to the meeting, a later-dated Proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of Zebra on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Zebra called for May 16, 2019, and of the Proxy Statement for the Annual Meeting prior to the signing of this Proxy.

Zebra's Proxy Statement for the 2019 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2018, are available at: https://materials.proxyvote.com/989207.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued on reverse side)